Exhibit 4.11

Execution Version

FOURTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of October 10, 2025, is entered into by and among (a) NEWEGG COMMERCE, INC., a business company incorporated with limited liability under the laws of the British Virgin Islands (“Newegg Commerce”), Newegg Inc., a Delaware corporation (“Newegg”), Newegg North America Inc., a Delaware corporation (“Newegg NorAm”), Newegg.com Americas Inc., a Delaware corporation (“Newegg Americas”), NEWEGG CANADA INC., an Ontario corporation (“Newegg Canada”), Magnell Associate, Inc., a California corporation (“Magnell”), Rosewill Inc., a Delaware corporation (“Rosewill”), Newegg Business Inc., a Delaware corporation (“Newegg Biz”), OZZO Inc., a Delaware corporation (“Ozzo”), Newegg STAFFING Inc., a Delaware corporation (“Newegg Staffing”), INOPC INC., an Indiana corporation (“INOPC”), CAOPC, Inc., a California corporation (“CAOPC”), Newegg Logistics Services Inc., a Delaware corporation (“Newegg Logistics”), NUTREND AUTOMOTIVE INC., a Delaware corporation (“Nutrend”), NEWEGG TEXAS, INC., a Texas corporation (“Newegg Texas”), NEWEGG MEDIA SERVICES, INC., a Delaware corporation (formerly Newegg Facility Solutions Inc.) (“Newegg Media”), GAOPC, INC., a Delaware corporation (“GAOPC”), ADVANCED BATTLESTATIONS, INC, a Delaware corporation (“Battlestations”; together with Newegg Commerce, Newegg, Newegg NorAm, Newegg Americas, Newegg Canada, Magnell, Rosewill, Newegg Biz, Ozzo, Newegg Staffing, INOPC, CAOPC, Newegg Logistics, Nutrend, Newegg Texas, Newegg Media, GAOPC, and each Person joined to the Credit Agreement (as defined below) as a borrower from time to time, jointly and severally, collectively, “Remaining Borrowers,” and each, a “Remaining Borrower”); (b) NJOPC, Inc., a New Jersey corporation (the “Released Borrower” and together with the Remaining Borrowers, collectively the “Borrowers” and each a “Borrower”); (c) the financial institutions identified on the signature pages hereto as lenders (collectively, “Lenders”); and (d) East West Bank, as administrative agent for the Lenders (“Agent”), and is acknowledged by 21688 Gateway LLC, a Delaware limited liability company (“Gateway”) and Alkers Solutions Inc., a Delaware corporation (“Alkers”, together with Gateway and each Person joined to the Credit Agreement (as defined below) as a guarantor from time to time, jointly and severally, collectively, “Guarantors” and each, a “Guarantor”), with reference to the following facts:

RECITALS

A. Borrowers, Lenders and Agent are parties to a Revolving Credit and Security Agreement dated as of August 20, 2021 as amended by a First Amendment to Revolving Credit and Security Agreement dated as of April 13, 2023, a Second Amendment to Revolving Credit and Security Agreement dated as of June 30, 2023, and a Third Amendment to Revolving Credit and Security Agreement dated as of August 27, 2024 (and as further amended, restated, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as modified through this Amendment, the “Credit Agreement”), pursuant to which the Lenders provide certain credit facilities to Borrowers.

B. As of the date hereof, certain Loan Parties have entered into that certain Revolving Credit and Security Agreement with the financial institutions which are now or which hereafter become a party thereto (collectively, the “2025 Revolving Lenders”), and East West Bank, as administrative agent and collateral agent for the 2025 Revolving Lenders.

C. The Borrowers have informed the Agent and the Lenders that prior to the date hereof, (i) the Borrowers dissolved Chiefvalue.com, Inc., a New Jersey corporation, a Loan Party under the Existing Credit Agreement, without the prior consent of the Lenders as required pursuant to Section 7.1 of the Existing Credit Agreement, resulting in the occurrence of an Event of Default under Section 10.5 of the Existing Credit Agreement (the “Dissolution Event of Default”), and (ii) the Borrowers formed new Subsidiaries Bling On LLC, a Delaware limited liability company, and TNOPC, Inc., a Tennessee corporation, without meeting the requirements under Section 7.12 of the Existing Credit Agreement, resulting in the occurrence of an Event of Default under Section 10.5 of the Existing Credit Agreement (the “Subsidiary Event of Default”, and together with the Dissolution Event of Default, collectively, the “Existing Defaults”).

D. The Borrowers and the other Loan Parties have requested that, notwithstanding the occurrence and continuance of the Existing Defaults, the Agent and the Lenders agree to waive the Existing Defaults and make certain other changes as set forth herein. The Agent and the Lenders party hereto have agreed to such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1. Defined Terms. Any and all initially capitalized terms used in this Amendment without definition shall have the respective meanings assigned thereto in the Credit Agreement.

2. Amendment of Credit Agreement. Effective as of the Fourth Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a) The parties hereby agree to amend the Existing Credit Agreement as set forth on Exhibit A as follows: in the case of additions to text, in double-underscored format (indicated textually in the same manner as the following example: double-underscored format and double-underscored format); and, in the case of deletions from text, in strike-through format (indicated textually in the same manner as the following example: ~~strike-through format~~ and ~~strike-through format~~).

(b) The parties hereby agree to amend and restate certain Schedules to the Existing Credit Agreement as set forth in the corresponding schedule attached as Exhibit B hereto.

(c) The parties hereby agree to amend and restate Exhibit 1.2(a) (Compliance Certificate) to the Existing Credit Agreement as set forth on Exhibit C attached hereto.

(d) Except as so modified by this Amendment, the Schedules and Exhibits to the Credit Agreement shall remain in the form attached to the Existing Credit Agreement; except, that, Agent may (and is hereby authorized by the Required Lenders to), with the written agreement of Borrowers, modify any Schedules or Exhibits to the Credit Agreement as it may deem necessary or desirable to implement and give effect to the transactions contemplated by this Amendment.

3. Borrower Release.

(a) Upon receipt of evidence of a Certificate of Dissolution from the Secretary of State for the Released Borrower, Agent and Lenders hereby agree that (a) the Released Borrower shall cease to be and shall be excluded as a “Borrower” and a “Loan Party” under and for purposes of the Credit Agreement and the Other Documents, (b) the Released Borrower is released and discharged from any and all current and future obligations, liabilities, covenants and agreements under the Credit Agreement and the Other Documents, (c) all of Agent’s Liens on the assets of the Released Borrower are terminated, released and discharged in full, and (d) at the sole cost and expense of the Borrowers, Agent shall promptly deliver, execute, file and record such documents as may be reasonably requested by the Released Borrower to confirm Agent’s release of Liens, including, without limitation (i) the filing of a UCC-3 financing statement, the filing of any intellectual property release documents with the United States Patent and Trademark Office and/or United States Copyright Office and other release documents, as applicable and (ii) delivery of any possessory collateral previously delivered to the Agent with respect to the assets of the Released Borrower (if any).

2

(b) The Remaining Borrowers and Guarantors hereby consent to the Agent and Lenders’ release pursuant to this Section 3 and hereby acknowledge, agree, reaffirm and confirm to the Agent and Lenders that, notwithstanding the releases, reconveyances and confirmations set forth above that (a) the Remaining Borrowers and Guarantors remain fully and unconditionally obligated under the Credit Agreement and the Other Documents and the indebtedness, duties, obligations and liabilities of such parties related thereto continue in full force and effect, unaffected and undiminished by such releases, reconveyances and confirmations and (b) all of the other rights, title and interests, including all Liens, encumbrances and charges, of the Agent and Lenders, in and to all other Collateral for the Credit Agreement (but excluding, for the avoidance of doubt, the Liens on the assets of the Released Borrower released and reconveyed hereby) continue in full force and effect, unaffected and undiminished by such releases, reconveyances and confirmations.

4. Waiver of Existing Defaults. Subject to the terms and conditions of this Amendment, including the Borrower’s satisfaction of all conditions precedent set forth in Section 5 below, the Agent and Lenders party hereto hereby waive the Existing Defaults. The waiver contained in this Section 4 is a limited waiver and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (a) any Default or Event of Default or (b) any term or condition of the Credit Agreement and the Other Documents, (iii) shall not be deemed to evidence any agreement or willingness of the Agent or the Lenders to permit, or acquiescence in, future deviations from the terms of the Credit Agreement and the Other Documents, whether in the same or different context, and (iv) shall not constitute a custom or course of dealing among the parties hereto.

5. Conditions Precedent. This Amendment shall become effective upon receipt by the Agent of the following conditions precedent, in each case in form and substance satisfactory to the Agent (the date of effectiveness, the “Fourth Amendment Effective Date”):

(a) this Amendment, duly executed by each party hereto and duly acknowledged by the Guarantors;

(b) a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Loan Party in form and substance satisfactory to Agent which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing the execution, delivery and performance of this Amendment, the Amended and Restated Notes and each Other Document to which such Borrower is a party, (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Amendment and the Other Documents, (iii) copies of the Organizational Documents of such Loan Party as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Loan Party in its jurisdiction of incorporation or organization, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than 30 days prior to the date of this Amendment, issued by the Secretary of State, Registrar of Corporate Affairs or other appropriate official of each such jurisdiction;

(c) a duly executed amendment to that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing) covering the Gateway Real Property, in form and substance reasonably satisfactory to Agent;

3

(d) UCC, tax and judgement lien searches with respect to the assets of each Loan Party, which assets shall not be subject to any Liens, other than Permitted Encumbrances;

(e) executed legal opinions of counsel to the Loan Parties in connection with this Amendment and the transactions contemplated hereby, which shall be addressed to Agent and the Lenders and shall be in form and substance satisfactory to Agent and its legal counsel;

(f) the payment of all fees due and payable by Borrowers on the Fourth Amendment Effective Date pursuant to this Amendment and the reimbursement of all documented out-of-pocket expenses of Agent (including the documented fees, charges and disbursements of Katten Muchin Rosenman LLP) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the Other Documents related hereto, to the extent invoiced (or otherwise communicated to the Borrowers) at least one (1) Business Day prior to the Fourth Amendment Effective Date. Borrowers hereby agree that Agent may, in its sole discretion, charge Borrowers’ Account with the amount of all such fees and expenses and in satisfaction thereof;

(g) a closing certificate signed by the Chief Financial Officer, Treasurer or other responsible officer of Borrowing Agent on behalf of each Borrower dated as of the Fourth Amendment Effective Date, stating that (i) all representations and warranties set forth in this Amendment and the Other Documents are true and correct on and as of such date, (ii) on such date no Default or Event of Default (other than the Existing Defaults) has occurred or is continuing, and (iii) since December 31, 2024, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect;

(h) an executed Financial Condition Certificate in the form of Exhibit 8.1(d) to the Credit Agreement;

(i) the representations and warranties set forth in Section 8 below being true, complete and correct in all respects; and

(j) such other agreements, certificates, documents, or instruments, if any, as Agent may reasonably require in furtherance of the amendment and joinder transactions contemplated hereunder.

6. Conditions Subsequent. The Loan Parties shall deliver to the Agent, in each case in form and substance acceptable to the Agent and within the time periods set forth below:

(a) within 60 days after the Fourth Amendment Effective Date, a tri-party account control agreement or assignment of proceeds agreement with respect to any accounts used for purposes of credit card processing;

(b) within 60 days after the Fourth Amendment Effective Date, a deposit account control agreement with respect to each material deposit account (except for Excluded Accounts) held by any Loan Party;

(c) within 30 days after the Fourth Amendment Effective Date, customary insurance endorsements showing the Agent as an additional insured or lender loss payee, as applicable.

7. Reaffirmation and Ratification. Borrowers hereby reaffirm, ratify and confirm their respective Obligations under the Credit Agreement, and acknowledge that the terms and conditions of the Credit Agreement, as amended hereby, remain in full force and effect.

4

8. Representations and Warranties. Borrowers hereby confirm that all of the representations and warranties contained in Article V of the Credit Agreement or in any Other Document continue to be true and correct in all material respects after giving effect to this Amendment, except (i) for representations and warranties that are qualified by the inclusion of a materiality standard, which representations and warranties shall be true and correct in all respects, (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (iii) certain updates to the Schedules attached hereto as Exhibit B.

9. [Reserved.]

10. Integration. This Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

11. Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

12. Release; Covenant Not to Sue.

(a) Each Loan Party hereby absolutely and unconditionally releases and forever discharges Agent, each Lender, Issuer, each other Secured Party and any and all of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment for or on account of, or in relation to, or in connection with any of the Credit Agreement, any of the Other Documents (including this Amendment) or any of the transactions thereunder or related thereto, whether such claims, demands and causes of action are matured or unmatured or known or unknown, in each case except to the extent any such claim, demand or cause of action is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Released Party’s bad faith, gross negligence or willful misconduct. It is the intention of each Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified and in furtherance of this intention waives and relinquishes all rights and benefits under any provision of any applicable law which provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his/its favor at the time of executing the release, which if known by him/it might have materially affected his/its settlement with the debtor. Furthermore, each Loan Party waives application of California Civil Code Section 1542. Each Loan Party certifies that it has read the following provisions of California Civil Code Section 1542:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

5

Each Loan Party understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Loan Party acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which they do not know exist, and which, if known, would materially affect their decision to execute this Amendment, regardless of whether their lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause. Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Loan Party pursuant to the above release. If any Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

13. Other Document. This Amendment is an “Other Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Other Documents shall apply hereto.

14. Incorporation by Reference. The terms and provisions of Sections 12.3 (“Jury Waiver”), 16.1 (“Governing Law”), 16.7 (“Survival”), 16.8 (“Severability”), 16.12 (“Captions”), 16.13 (“Counterparts; Facsimile Signatures”) and 16.20 (“Intercreditor Agreement”) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, with the same force and effect as if fully set forth herein, and the parties hereto agree to such terms.

[Rest of page intentionally left blank; signature pages follow]

6

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

BORROWERS:

Newegg COMMERCE, Inc.,
a British Virgin Islands business company incorporated with limited liability

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Newegg Inc.,
a Delaware corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Newegg North America Inc.,
a Delaware corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Newegg.com Americas Inc.,
a Delaware corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Newegg canada Inc.,
an Ontario corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Fourth Amendment to Revolving Credit and Security Agreement

Magnell Associate, Inc.,
a California corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Rosewill Inc.,
a Delaware corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Newegg business Inc.,
a Delaware corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

OZZO Inc.,
a Delaware corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Newegg STAFFING Inc.,
a Delaware corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

inopc Inc.,
an Indiana corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Fourth Amendment to Revolving Credit and Security Agreement

CAOPC, Inc.,
a California corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Newegg Logistics Services Inc.,
a Delaware corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

NUTREND AUTOMOTIVE Inc.,
a Delaware corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

NEWEGG TEXAS, INC.,
a Texas corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

NEWEGG MEDIA SERVICES, INC.,
a Delaware corporation
(formerly Newegg Facility Solutions Inc.)

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

GAOPC, INC.,
a Delaware corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Fourth Amendment to Revolving Credit and Security Agreement

ADVANCED BATTLESTATIONS, INC,
a Delaware corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

RELEASED BORROWER:

NJOPC, Inc.,
a New Jersey corporation

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Fourth Amendment to Revolving Credit and Security Agreement

Agent:

EAST WEST BANK,
as Agent

By:	/s/ Linda Lee
Name:	Linda Lee
Title:	Senior Vice President

Fourth Amendment to Revolving Credit and Security Agreement

LenderS:

EAST WEST BANK,
as a Lender

By:	/s/ Linda Lee
Name:	Linda Lee
Title:	Senior Vice President

Fourth Amendment to Revolving Credit and Security Agreement

ACKNOWLEDGMENT OF GUARANTORS

The undersigned (collectively, “Guarantors”) hereby acknowledge and agree, under this Acknowledgment of Guarantors (the “Acknowledgment”), to the attached Fourth Amendment to Revolving Credit and Security Agreement (the “Amendment”), acknowledge and reaffirm their obligations owing to Agent and the Lenders under the Guaranty and Suretyship Agreement dated as of August 20, 2021 executed by Guarantors in favor or Agent and the Lenders (the “Guaranty”), and agree that the Guaranty is and shall remain in full force and effect with respect to the Obligations under the Revolving Credit and Security Agreement referred to in the Amendment (the “Credit Agreement”), notwithstanding the Amendment. Although Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to the same, Guarantors understand that neither Agent nor any Lender has any obligation to inform Guarantors of such matters in the future nor any obligation to seek Guarantors’ acknowledgement or agreement to future amendments, consents or waivers with respect to the Credit Agreement, and nothing herein shall create such a duty. All capitalized terms used in this Acknowledgment without definition shall have the respective meanings set forth for such terms in the Credit Agreement.

Dated as of the date first written above.

21688 GATEWAY LLC,
a Delaware limited liability company

By: Newegg Inc., its sole member

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

ALKERS SOLUTIONS INC.,
a Delaware corporation (formerly Newegg Tech, Inc.)

By:	/s/ Christina Ching
Name:	Christina Ching
Title:	Authorized Signatory

Acknowledgment of Guarantors

EXHIBIT A

Amended Credit Agreement

[See attached]

Exhibit A to ~~Third~~Fourth Amendment – Amended Credit Agreement

REVOLVING CREDIT AND

SECURITY AGREEMENT

by and among

EAST WEST BANK,

as Agent, Sole Arranger and Book Runner,

THE LENDERS PARTY HERETO

as the Lenders,

and

NEWEGG COMMERCE, INC.,

NEWEGG INC.,

NEWEGG NORTH AMERICA INC.,

NEWEGG.COM AMERICAS INC.,

NEWEGG CANADA INC.,

MAGNELL ASSOCIATE, INC.,

ROSEWILL INC.,

NEWEGG BUSINESS INC.,

OZZO INC.,

NEWEGG STAFFING INC.,

INOPC INC.,

CAOPC, INC.,

NJOPC, INC.,

NEWEGG LOGISTICS SERVICES INC.,

NUTREND AUTOMOTIVE INC.,

NEWEGG TEXAS, INC.,

NEWEGG MEDIA SERVICES, INC.

GAOPC, INC.

ADVANCED BATTLESTATIONS, INC

and

BUILDENIAC, INC.

as Borrowers

August 20, 2021

(as most recently amended by that certain ~~Third~~Fourth Amendment to Revolving Credit and Security Agreement dated as of ~~August 27~~October 10, ~~2024~~2025)

Page

I.	DEFINITIONS.		1
	1.1	Accounting Terms	1
	1.2	General Terms	2
	1.3	Uniform Commercial Code Terms	~~42~~46
	1.4	Certain Matters of Construction	~~42~~46
	1.5	Term SOFR	~~43~~47
	1.6	Delivery Periods	~~44~~47
	1.7	Canadian Terms	47

II.	ADVANCES, PAYMENTS.		~~44~~48

	2.1	Revolving Advances	~~44~~48
	2.2	Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances	~~45~~49
	2.3	[Reserved].	~~47~~51
	2.4	Swing Loans	~~47~~51
	2.5	Disbursement of Advance Proceeds	~~48~~52
	2.6	Making and Settlement of Advances	~~49~~52
	2.7	Maximum Advances	~~50~~54
	2.8	Manner and Repayment of Advances	~~50~~54
	2.9	Repayment of Excess Advances	~~51~~55
	2.10	Statement of Account	~~51~~55
	2.11	Letters of Credit	~~52~~56
	2.12	Issuance of Letters of Credit	~~52~~56
	2.13	Requirements For Issuance of Letters of Credit	~~53~~57
	2.14	Disbursements, Reimbursement	~~54~~57
	2.15	Repayment of Participation Advances	~~55~~59
	2.16	Documentation	~~55~~59
	2.17	Determination to Honor Drawing Request	~~56~~59
	2.18	Nature of Participation and Reimbursement Obligations	~~56~~60
	2.19	Liability for Acts and Omissions	~~57~~61
	~~2.20~~	~~Renewal of Letters of Credit~~	~~59~~
	~~2.21~~2.20	Mandatory Prepayments	~~59~~63
	~~2.22~~2.21	Use of Proceeds	~~59~~63
	~~2.23~~2.22	Defaulting Lender	~~59~~63
	~~2.24~~2.23	Payment of Obligations	~~62~~66
	~~2.25~~2.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~62~~66
	2.25	[Reserved].	67

III.	INTEREST AND FEES.		~~63~~67
	3.1	Interest	~~63~~67

i

(Continued)

Page

	3.2	Letter of Credit Fees	~~63~~67
	3.3	Unused Facility Fee	~~65~~69
	3.4	Fee Letter and Appraisal Fees	~~65~~69
	3.5	Computation of Interest and Fees	~~65~~69
	3.6	Maximum Charges	~~66~~70
	3.7	Increased Costs	~~66~~70
	3.8	Basis For Determining Interest Rate Inadequate or Unfair	~~67~~71
	3.9	Capital Adequacy	~~68~~72
	3.10	Taxes	~~68~~72
	3.11	Benchmark Replacement.	~~71~~75
	3.12	Replacement of Lenders	~~72~~76

IV.	COLLATERAL: GENERAL TERMS		~~73~~77

	4.1	Security Interest in the Collateral	~~73~~77
	4.2	Attachment/Perfection of Security Interest	~~73~~77
	4.3	Preservation of Collateral	~~74~~78
	4.4	Ownership and Location of Collateral	~~74~~79
	4.5	Defense of Agents’ and Lenders’ Interests	~~75~~79
	4.6	Inspection of Premises	~~75~~80
	4.7	Appraisals	~~76~~80
	4.8	Receivables; Deposit Accounts and Securities Accounts	~~76~~80
	4.9	Inventory	~~79~~83
	4.10	Maintenance of Equipment	~~79~~83
	4.11	Exculpation of Liability	~~79~~83
	4.12	Financing Statements	~~79~~84
	4.13	Intercreditor Agreement	84
	4.14	.	84
	4.14	Releases	84

V.	REPRESENTATIONS AND WARRANTIES.		~~79~~86

	5.1	Authority	~~79~~86
	5.2	Formation and Qualification	~~80~~86
	5.3	Survival of Representations and Warranties	~~80~~86
	5.4	Tax Returns	~~80~~87
	5.5	Financial Statements	~~80~~87
	5.6	Entity Names	~~81~~87
	5.7	O.S.H.A. Environmental Compliance; Flood Insurance	~~81~~87
	5.8	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance	~~81~~88
	5.9	Patents, Trademarks, Copyrights and Licenses	~~83~~90
	5.10	Licenses and Permits	~~83~~90

(Continued)

Page

	5.11	Default of Indebtedness	~~84~~90
	5.12	No Default	~~84~~90
	5.13	No Burdensome Restrictions	~~84~~90
	5.14	No Labor Disputes	~~84~~90
	5.15	Margin Regulations	~~84~~91
	5.16	Investment Company Act	~~84~~91
	5.17	Disclosure	~~84~~91
	5.18	Certificate of Beneficial Ownership	~~84~~91
	5.19	Reserved	~~85~~91
	5.20	Swaps	~~85~~91
	5.21	Business and Property of ~~Borrowers~~Loan Parties	~~85~~91
	5.22	Ineligible Securities	~~85~~92
	5.23	Federal Securities Laws	~~85~~92
	5.24	Equity Interests	~~85~~92
	5.25	Commercial Tort Claims	~~86~~92
	5.26	Letter of Credit Rights	~~86~~92
	5.27	Material Contracts	~~86~~92

VI.	AFFIRMATIVE COVENANTS.		~~86~~92

	6.1	Compliance with Laws	~~86~~92
	6.2	Conduct of Business and Maintenance of Existence and Assets	~~86~~93
	6.3	Books and Records	~~86~~93
	6.4	Payment of Taxes	~~86~~93
	6.5	Financial Covenants	~~87~~93
	6.6	Insurance	~~87~~94
	6.7	Payment of Indebtedness and Leasehold Obligations	~~88~~95
	6.8	Environmental Matters	~~88~~95
	6.9	Standards of Financial Statements	~~89~~96
	6.10	Federal Securities Laws	~~90~~96
	6.11	Execution of Supplemental Instruments	~~90~~96
	6.12	Deposit Accounts	~~90~~97
	6.13	Government Receivables	~~90~~97
	6.14	Membership / Partnership Interests	~~90~~97
	6.15	Keepwell	~~90~~97
	6.16	Credit Card Processing Agreements	~~91~~97
	6.17	Control Agreements	~~91~~98
	6.18	Lien Waiver Agreements	~~91~~98
	6.19	Legal Opinions	~~91~~98
	6.20	Canadian ~~Pension~~ Plan Compliance	~~91~~98
	6.21	Know your Customer	~~91~~98
	6.22	Stock Certificates.	~~91~~98
	6.23	Intellectual Property.	99

(Continued)

Page

VII.	NEGATIVE COVENANTS.		~~92~~99

	7.1	Merger, Consolidation, Acquisition and Sale of Assets	~~92~~99
	7.2	Creation of Liens	~~92~~99
	7.3	Guarantees	~~92~~100
	7.4	Investments	~~92~~100
	7.5	Loans	~~93~~100
	7.6	Capital Expenditures	~~93~~100
	7.7	[Reserved]	~~93~~100
	7.8	Indebtedness	~~93~~100
	7.9	Nature of Business	~~93~~100
	7.10	Transactions with Affiliates	~~93~~101
	7.11	[Reserved]	~~93~~101
	7.12	Subsidiaries	~~94~~101
	7.13	Fiscal Year and Accounting Changes	~~94~~101
	7.14	Pledge of Credit	~~94~~101
	7.15	Amendment of Organizational Documents	~~94~~102
	7.16	Compliance with ERISA	~~94~~102
	7.17	Prepayment of Indebtedness	~~95~~102
	7.18	Double Negative Pledge on IP.	~~95~~102
	7.19	Registered Pension Plan with Defined Benefit provision.	103

VIII.	CONDITIONS PRECEDENT.		~~95~~103

	8.1	Conditions to Initial Advances	~~95~~103
	8.2	Conditions to Each Advance	~~98~~106

IX.	INFORMATION AS TO BORROWERS.		~~99~~107

	9.1	Disclosure of Material Matters	~~99~~107
	9.2	Schedules	~~99~~107
	9.3	Environmental Reports	~~100~~108
	9.4	Litigation	~~100~~108
	9.5	Material Occurrences	~~100~~108
	9.6	Government Receivables	~~101~~109
	9.7	Annual Financial Statements	~~101~~109
	9.8	Quarterly Financial Statements	~~101~~109
	9.9	~~Compliance with~~ Canadian ~~Pension Plans; Employee Benefit Plans~~Plan Notices	~~101~~109
	9.10	[Reserved]	~~102~~110
	9.11	Additional Information	~~102~~110
	9.12	Projected Operating Budget	~~102~~110
	9.13	Variances From Operating Budget	~~102~~110

(Continued)

Page

	9.14	Notice of Suits, Adverse Events	~~102~~110
	9.15	ERISA Notices and Requests	~~102~~110
	9.16	Additional Documents	~~103~~111
	9.17	Updates to Certain Schedules	~~103~~111
	9.18	Financial Disclosure	~~103~~111

X.	EVENTS OF DEFAULT.		~~104~~112

	10.1	Nonpayment	~~104~~112
	10.2	Breach of Representation	~~104~~112
	10.3	Financial Information	~~104~~112
	10.4	Judicial Actions	~~104~~112
	10.5	Noncompliance	~~104~~112
	10.6	Judgments	~~105~~113
	10.7	Bankruptcy	~~105~~113
	10.8	Material Adverse Effect	~~105~~113
	10.9	Lien Priority	~~105~~113
	10.10	[Reserved	~~105~~];113
	10.11	Cross Default	~~105~~114
	10.12	[Reserved]	~~106~~114
	10.13	Change of Control	~~106~~114
	10.14	Invalidity	~~106~~114
	10.15	Seizures	~~106~~114
	10.16	Operations	~~106~~114
	10.17	Pension Plans	~~106~~114
	10.18	Reportable Compliance Event	~~106~~115

XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.		~~106~~115

	11.1	Rights and Remedies	~~106~~115
	11.2	Agent’s Discretion	~~108~~117
	11.3	Setoff	~~109~~117
	11.4	Rights and Remedies not Exclusive	~~109~~117
	11.5	Allocation of Payments After Event of Default	~~109~~117

XII.	WAIVERS AND JUDICIAL PROCEEDINGS.		~~110~~119

	12.1	Waiver of Notice	~~110~~119
	12.2	Delay	~~110~~119
	12.3	Jury Waiver	~~111~~119

XIII.	EFFECTIVE DATE AND TERMINATION.		~~111~~119

	13.1	Term	~~111~~119
	13.2	Termination	~~111~~120

v

(Continued)

Page

XIV.	REGARDING AGENT.		~~112~~120

	14.1	Appointment	~~112~~120
	14.2	Nature of Duties	~~112~~121
	14.3	Lack of Reliance on Agent	~~112~~121
	14.4	Resignation of Agent; Successor Agent	~~113~~121
	14.5	Certain Rights of Agent	~~114~~122
	14.6	Reliance	~~114~~122
	14.7	Notice of Default	~~114~~122
	14.8	Indemnification	~~114~~123
	14.9	Agent in its Individual Capacity	~~114~~123
	14.10	Delivery of Documents	~~115~~123
	14.11	Borrowers’ Undertaking to Agent	~~115~~123
	14.12	No Reliance on Agent’s Customer Identification Program	~~115~~124
	14.13	ERISA.	~~115~~124
	14.14	Other Agreements	~~117~~126
	~~14.15~~	~~Erroneous Payments~~	~~117~~

XV.	BORROWING AGENCY.		~~118~~127

	15.1	Borrowing Agency Provisions	~~118~~127
	15.2	Waiver of Subrogation	~~119~~128

XVI.	MISCELLANEOUS.		~~119~~128

	16.1	Governing Law	~~119~~128
	16.2	Entire Understanding	~~120~~128
	16.3	Successors and Assigns; Participations	~~123~~131
	16.4	Application of Payments	~~125~~134
	16.5	Indemnity	~~125~~134
	16.6	Notice	~~126~~135
	16.7	Survival	~~128~~136
	16.8	Severability	~~128~~137
	16.9	Expenses	~~128~~137
	16.10	Injunctive Relief	~~128~~137
	16.11	Consequential Damages	~~128~~137
	16.12	Captions	~~129~~137
	16.13	Counterparts; Facsimile Signatures	~~129~~137
	16.14	Construction	~~129~~138
	16.15	Confidentiality; Sharing Information	~~129~~138
	16.16	Publicity	~~130~~138
	16.17	Certifications From Banks and Participants; USA PATRIOT Act	~~130~~139
	16.18	Anti-Money Laundering/International Trade Law Compliance	~~130~~139
	16.19	Judgment Currency	~~131~~140
	16.20	Intercreditor Agreement	140

(Continued)

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.21.2	Borrowing Base Certificate
Exhibit ~~1.2(a)~~1.2(a)	Compliance Certificate
Exhibit ~~2.1(a)~~2.1(a)	Revolving Credit Note
Exhibit ~~2.4(a)~~2.4(a)	Swing Loan Note
Exhibit ~~8.1(d)~~8.1(d)	Financial Condition Certificate
Exhibit ~~16.3~~16.3	Commitment Transfer Supplement

REVOLVING CREDIT AND SECURITY AGREEMENT

Revolving Credit and Security Agreement dated as of August 20, 2021 among NEWEGG COMMERCE, INC., a business company incorporated with limited liability under the laws of the British Virgin Islands (“Newegg Commerce”), NEWEGG INC., a Delaware corporation (“Newegg”), NEWEGG NORTH AMERICA INC., a Delaware corporation (“Newegg NorAm”), NEWEGG.COM AMERICAS INC., a Delaware corporation (“Newegg Americas”), NEWEGG CANADA INC., an Ontario corporation (“Newegg Canada”), MAGNELL ASSOCIATE, INC., a California corporation (“Magnell”), ROSEWILL INC., a Delaware corporation (“Rosewill”), NEWEGG BUSINESS INC., a Delaware corporation (“Newegg Biz”), OZZO INC., a Delaware corporation (“Ozzo”), NEWEGG STAFFING INC., a Delaware corporation (“Newegg Staffing”), INOPC INC., an Indiana corporation (“INOPC”), CAOPC, INC., a California corporation (“CAOPC”), NJOPC, INC., a New Jersey corporation (“NJOPC”), NEWEGG LOGISTICS SERVICES INC., a Delaware corporation (“Newegg Logistics”), NUTREND AUTOMOTIVE INC., a Delaware corporation (“Nutrend”), NEWEGG TEXAS, INC., a Texas corporation (“Newegg Texas”), NEWEGG MEDIA SERVICES, INC., a Delaware corporation (formerly Newegg Facility Solutions Inc.) (“Newegg Media”), GAOPC, INC., a Delaware corporation (“GAOPC”), ADVANCED BATTLESTATIONS, INC, a Delaware corporation (“Battlestations”), and BUILDENIAC, INC., a Delaware corporation (“Buildeniac”) (Newegg Commerce, Newegg, Newegg NorAm, Newegg Americas, Newegg Canada, Magnell, Rosewill, Newegg Biz, Ozzo, Newegg Staffing, INOPC, CAOPC, NJOPC, Newegg Logistics, Nutrend, Newegg Texas, Newegg Media, GAOPC, Battlestations, Buildeniac and each Person joined hereto as a borrower from time to time, jointly and severally, collectively, “Borrowers,” and each, a “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”), EAST WEST BANK, a California banking corporation (“East West”), as administrative agent and collateral agent for the Lenders (East West, in such agency capacities, “Agent”), and as Sole Arranger, Book Runner and Syndication Agent.

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, the Lenders, and Agent hereby agree as follows:

I. DEFINITIONS.

1.1 Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section ~~1.2~~1.2 or elsewhere in this Agreement and accounting terms partly defined in Section ~~1.2~~1.2 to the extent not defined shall have the respective meanings given to them under GAAP; provided, however, that whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 31, 2020. If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, the Lenders and Borrowers shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, the Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrowers shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrowers both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP.

1.2 General Terms. For the purposes of this Agreement the following terms shall have the following respective meanings:

“2025 Revolving Credit Agreement” shall mean that certain Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among the Borrowers, the Guarantors, the financial institutions which are now or which thereafter become a party thereto (collectively, the “2025 Revolving Lenders” and each individually a “2025 Revolver Lender”), and East West, as administrative agent and collateral agent for the 2025 Revolving Lenders (East West, in such agency capacities, “2025 Revolving Agent”).

“2025 Revolving Agent” shall have the meaning set forth in the definition of 2025 Revolving Credit Agreement.

“2025 Revolving Lenders” shall have the meaning set forth in the definition of 2025 Revolving Credit Agreement.

“2025 Revolving Loan Facility” shall mean the credit facility made available to the Loan Parties by the 2025 Revolving Lenders pursuant to the 2025 Revolving Credit Agreement.

“ABL/Revolver Intercreditor Agreement” shall mean any intercreditor or similar agreement, dated on or after the Fourth Amendment Effective Date, by and among East West, as administrative agent and collateral agent for the Lenders under this Agreement, and East West, as 2025 Revolving Agent, and acknowledged by the Loan Parties, setting forth the relative priorities between this Agreement and the 2025 Revolving Credit Agreement as to (i) the Collateral and (ii) the Real Property.

“Accountants” shall have the meaning set forth in Section ~~9.7~~9.7 hereof.

“Adjusted EBITDA” shall mean for any period with respect to Borrowers on a Consolidated Basis, the sum of (a) net income (or loss) for such period (excluding extraordinary gains and losses), plus (b) all interest expense for such period, plus (c) all charges against income for such period for federal, state, provincial, territorial and local taxes, plus (d) depreciation expenses for such period, plus (e) amortization expenses for such period, plus (f) employee stock expenses, plus (g) non-recurring costs (including financing costs, one-time restructuring and legal fees, and other similar costs, fees or expenses satisfactory to Agent in its sole discretion) in an aggregate amount for such period not to exceed $3,000,000, plus (h) non-cash items approved by Agent in its sole discretion.

“Advance Rates” shall have the meaning set forth in Section ~~2.1(a)(~~2.1(a)(y)(~~iii~~ii) hereof.

“Advances” shall mean and include the Revolving Advances, the Letters of Credit, and the Swing Loans.

“Affected Lender” shall have the meaning set forth in Section ~~3.12~~3.12 hereof.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above; provided, however, notwithstanding the foregoing, no Chang Entity or Lianluo Entity shall be deemed to be an Affiliate of any of the Loan Parties. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 15% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Aggregate Unrestricted Cash” at a particular date, shall mean, the aggregate amount of Borrowers’ unrestricted cash deposited in one or more deposit accounts with one or more of the Lenders and if such Lender is not East West, then, as applicable: (a) if such unrestricted cash is in a deposit account maintained with a Lender in the United States, the deposit account shall be covered by a deposit account control agreement among the applicable Borrower that is the account party of the deposit account, Agent, and such Lender; or (b) if such unrestricted cash is in a deposit account maintained with a Lender in Canada, the deposit account shall be covered by a blocked account agreement and Agent shall have a perfected first-priority security interest in the deposit account and such unrestricted cash under the PPSA.

“Agreement” shall mean this Revolving Credit and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alkers” means Alkers Solutions Inc., a Delaware corporation~~, formerly known as a Newegg Tech, Inc., a Delaware corporation~~.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily Simple SOFR in effect on such day plus one percent (1.0%), so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Alternate Base Rate determined as provided above would be less than four percent (4.00%) per annum, then such rate shall be deemed to be four percent (4.00%) per annum for the purposes of this Agreement. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Alternate Base Rate Loan” shall mean any Advance that bears interest based on the Alternate Base Rate.

“Alternate Source” shall have the meaning set forth in the definition of Overnight Bank Funding Rate.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, all as amended, supplemented or replaced from time to time, and for certainty, in the case of any Canadian Loan Parties, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Criminal Code (Canada), ~~and~~ the ~~Export and Import Permits Act (Canada),~~ Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada) and any regulations made thereunder~~.~~ including the Regulations Establishing a List of Entities, Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, and the Regulations Implementing the United Nations Resolutions on Taliban, ISIL (Da’esh) and Al-Qaida.

“Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, all provisions of all applicable state, provincial, territorial, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean as of the Third Amendment Effective Date and through and including the date immediately prior to the first Adjustment Date (as defined below), the applicable percentage specified below:

Applicable Margin for Term SOFR Rate Loans	Applicable Margin for Domestic Rate Loans
2.50%	0.75%

Effective as of the last day of each fiscal quarter ending after the Third Amendment Effective Date (each such day, an “Adjustment Date”), the Applicable Margin for each type of Advance shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the average daily Excess Availability for the fiscal quarter (or portion thereof, in the case of the initial such measurement) ending as of the applicable Adjustment Date:

Pricing Level	Average Daily Excess Availability for fiscal quarter ending as of Adjustment Date	Applicable Margin for Term SOFR Rate Loans	Applicable Margin for Domestic Rate Loans
1	≥ 50% of Loan Cap	225 basis points	50 basis points
2	< 50% of Loan Cap	250 basis points	75 basis points

If Borrowers fails to deliver to the Agents the Borrowing Base Certificate for the last month of any fiscal quarter by the deadline required therefor pursuant to Section ~~9.2~~9.2, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such Borrowing Base Certificate, at which time the rate will be adjusted based upon the calculation of Excess Availability as provided above. Notwithstanding anything to the contrary contained herein, immediately and automatically upon the occurrence of any Event of Default, each Applicable Margin shall increase to and equal the highest Applicable Margin specified in the pricing table set forth above and shall continue at such highest Applicable Margin until the date (if any) on which such Event of Default shall be waived in accordance with the provisions of this Agreement, at which time the rate will be adjusted based upon the calculation of Excess Availability as provided above. Any increase in interest rates and/or other fees payable by Borrowers under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates and/or other fees resulting from the occurrence of any Event of Default and/or the effectiveness of the Default Rate provisions of Section ~~3.1~~3.1 hereof or the default fee rate provisions of Section ~~3.2~~3.2 hereof.

“Application Date” shall have the meaning set forth in Section ~~2.8(b)~~2.8(b) hereof.

“Approvals” shall have the meaning set forth in Section ~~5.7(b)~~5.7(b) hereof.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the StuckyNet System©, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or a component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to paragraph ~~(d)~~(d) of Section ~~3.11~~3.11.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal, “Money Rates” Section as the “Prime Rate” (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section ~~3.11~~3.11.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:

~~(1)~~ (1) the sum of (A) Daily Simple SOFR and (B) the SOFR Adjustment; or

~~(2)~~ (2) the sum of: (a) the alternate benchmark rate that has been selected by Agent and Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention, for determining a benchmark rate as a replacement to the then-current benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the ~~other Loan~~Other Documents; provided further that any Benchmark Replacement shall be administratively feasible as determined by Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

~~(1)~~ (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

~~(2)~~ (2) in the case of clause (3) of the definition of “Benchmark Transition Event, the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

~~(1)~~ (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

~~(2)~~ (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

~~(3)~~ (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section ~~3.11~~3.11 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section ~~3.11~~3.11.

“Beneficial Owner” shall mean each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of any Borrower’s equity interests: and (b) a single individual with significant responsibility to control, manage, or direct any Borrower.

“Benefited Lender” shall have the meaning set forth in Section ~~2.6(e)~~2.6(e) hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrowers and their respective Subsidiaries.

“Borrowers’ Account” shall have the meaning set forth in Section ~~2.10~~2.10 hereof.

“Borrowing Agent” shall mean Newegg.

“Borrowing Base” shall have the meaning set forth in Section ~~2.1(a)~~2.1(a) hereof.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit ~~1.2~~1.2 hereto duly executed by the President, Chief Financial Officer, Controller (if any), Vice President of Finance or Director of Accounting of Borrowing Agent and delivered to Agent, appropriately completed, by which such officer shall certify to Agent the Borrowing Base and the calculation thereof as of the date of such certificate.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Los Angeles, California; provided that when used in connection with an amount that bears interest at a rate based on the Term SOFR Rate or the Term Secured Overnight Financing Rate or any direct or indirect calculation or determination of the Term SOFR Rate or the Term Secured Overnight Financing Rate, the “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Canadian Bankruptcy Laws” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) and the debt and/or securities reorganization provisions of the Canada Business Corporations Act, the Business Corporations Act (Ontario) or ~~other any~~any other comparable and applicable Canadian federal or provincial legislation.

“Canadian Loan Parties” shall mean Newegg Canada and any other Affiliates or Subsidiaries of any Covered Entity who may hereafter be formed pursuant the laws of Canada or any province or territory thereof.

“Canadian Multi-Employer Pension Plan” shall have the meaning assigned to the term “multi-employer pension plan” in the Pension Benefits Act (Ontario) or any other applicable Canadian federal or provincial pension benefits standards legislation.

“Canadian Plan” shall mean any pension or other employee benefit plan subject to Canadian law (for certainty including any federal, provincial, or territorial law, but excluding any provincial medical, drug or other program to which any of the Canadian Loan Parties is obliged to directly or indirectly contribute but which is administered by a Governmental Body, such as the Canada Pension Plan as maintained by the Government of Canada) and which is: (a) a plan sponsored, maintained or administered by any one or more of the Canadian Loan Parties; (b) a plan to which any of the Canadian Loan Parties contributes or is required to contribute; or (c) any other plan with respect to which any of the Canadian Loan Parties has incurred or may incur liability, including contingent liability either to such plan or to any Person, administration or Governmental Body.

“Canadian Pledge Agreement” shall mean that certain Pledge and Security Agreement executed by the Canadian Loan Parties in favor of Agent dated as of the Closing Date and any other pledge agreements, supplements or joinders thereto executed subsequent to the Closing Date by any other Canadian Loan Parties to secure the Obligations.

“Canadian Securities Laws” shall mean ~~the~~all applicable securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the securities regulatory authority of securities regulatory authorities of, each relevant province or territory of Canada, and the rules, policies, rulings and regulations of the Toronto Stock Exchange and TSX Venture Exchange.

“CAOPC” shall have the meaning set forth in the preamble to this Agreement.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures. Capital Expenditures shall include the total principal portion of Capitalized Lease Obligations.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Borrower or any Subsidiary of any Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP other than an operating lease that is required to be capitalized for financial reporting purposes in accordance with GAAP pursuant to Accounting Standards Codification Topic 842 issued by the Financial Accounting Standards Board.

“Cash Dominion Event” shall mean ~~that Excess Availability at any time is less than 10% of the Loan Cap at such time~~the occurrence of all of the following: (a) the occurrence and continuance of any Event of Default, and (b) the Agent’s determination, in its sole discretion, to impose cash dominion and delivery of written notice by the Agent to the Borrowing Agent of such determination. The occurrence of a Cash Dominion Event shall be deemed continuing until ~~Excess Availability has exceeded 10% of the Loan Cap for ninety (90) consecutive days; provided, that a Cash Dominion Event may not be cured on more than two (2) occasions during the Term of this Agreement~~waived in writing by the Agent.

“Cash Management Liabilities” shall have the meaning provided in the definition of “Cash Management Products and Services.”

“Cash Management Products and Services” shall mean agreements or other arrangements under which any Lender or any Affiliate of any Agent or Lender provides any of the following products or services to any Borrower or any Subsidiary of any Borrower: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services. The indebtedness, obligations and liabilities of any Borrower or any Subsidiary of any Borrower to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the “Cash Management Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section ~~11.5~~11.5.

“CEA” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Certificate of Beneficial Ownership” shall mean a certificate in form and substance acceptable to the Agents (as amended or modified by the Agents from time to time in their sole discretion), certifying, among other things, the Beneficial Owner of each Borrower.

“CFTC” shall mean the Commodity Futures Trading Commission.

“Chang Entity” shall mean any entity controlled, directly or indirectly, by Fred Chang that is not a Parent or Subsidiary of any Loan Party.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or foreign regulatory authorities (whether or not having the force of law) (including, without limitation, The Office of Superintendent of Financial Institutions (Canada)), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934 shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the Equity Interests of Newegg, other than any shareholder of Newegg who holds more than the above limit as of the Closing Date.

“Charges” shall mean all taxes, charges, fees, imposts, levies, duties or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

~~“ChiefValue” means ChiefValue.com, Inc., a New Jersey corporation.~~

“CIP Regulations” shall have the meaning set forth in Section ~~14.12~~14.12 hereof.

“Closing Date” shall mean August 20, 2021 or such other date as may be agreed to in writing by the parties hereto.

“Closing Date Fee Letter” shall mean the fee letter dated the Closing Date between Borrowers party thereto and East West.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all right, title and interest of each Borrower in all of the following personal property and assets of such Borrower, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a) all Receivables and all supporting obligations relating thereto;

(b) all equipment and fixtures;

(c) all general intangibles (including all payment intangibles) and all supporting obligations related thereto, excluding any Intellectual Property but including any and all proceeds of Intellectual Property;

(d) all Inventory;

(e) all Subsidiary Stock, securities, investment property, and financial assets;

(f) all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(g) all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (h) of this definition; and

(h) all proceeds and products of the property described in clauses (a) through (g) of this definition, in whatever form. It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Borrower for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against such Borrower, would be sufficient to create a perfected Lien in any property or assets that such Borrower may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code or the PPSA, as applicable) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code or the PPSA, as applicable).

Notwithstanding the foregoing, Collateral shall not include any of the following Property:

(i) Inventory consigned to any Borrower by any Person other than another Borrower or a Guarantor;

(ii) assets held by any Borrower for the benefit of others, such as prepayments for goods or services not yet rendered to customers;

(iii) any asset of a Borrower that is subject to a purchase-money security interest relating to the financing of such asset;

(iv) only in the case of any Canadian Loan Parties, “consumer goods” (as that term is defined in the PPSA);

(v) any Excluded Property; and

(vi) only in the case of any Canadian Loan Parties, the last day of the term of any lease or agreement therefor but upon the enforcement of the security interest granted hereby in the Collateral, the applicable ~~Borrower~~Canadian Loan Party shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit ~~16.3~~16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of a Lender to make Advances under this Agreement.

“Compliance Authority” shall mean each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) the U.S. Internal Revenue Service, (f) the U.S. Justice Department, ~~and~~ (g) the U.S. Securities and Exchange Commission, and (h) Global Affairs Canada, Public Safety Canada and the Canadian Security Intelligence Service.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit ~~1.2(a)~~1.2(a) hereto to be signed by the Chief Financial Officer or Controller of Borrowing Agent.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, including any Consents required under all applicable federal, state, provincial, territorial or other Applicable Law.

“Consigned Inventory” shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Control Account” shall have the meaning set forth in Section ~~4.8(h)~~4.8(h) hereof.

“Controlled Group” shall mean, at any time, each Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Covered Entity” shall mean each Borrower, each Borrower’s Affiliates and Subsidiaries, all Guarantors, pledgors of Collateral, all owners of the foregoing, and all brokers or other agents of any Borrower acting in any capacity in connection with the Obligations.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Customs” shall have the meaning set forth in Section ~~2.13(b)~~2.13(b) hereof.

“Daily Simple SOFR” means, the Daily Secured Overnight Financing Rate for any day (i) if such day is a U.S. Government Securities Business Day, published on such day or (ii) if such day is not a U.S. Government Securities Business Day, published on the U.S. Government Securities Business Day immediately preceding such day, in each case, as published by the Federal Reserve Bank of New York (or successor administrator) and displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Agent) and as determined by Agent.

“Debt Payments” shall mean for any period, in each case, all cash actually expended by any Borrower to make: (a) interest payments on any Advances hereunder, plus (b) payments for all fees, commissions and charges set forth herein, plus (c) payments on Capitalized Lease Obligations, plus (d) payments with respect to any other Indebtedness for borrowed money.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section ~~3.1~~3.1 hereof.

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding or payment (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event; (e) has become the subject of a Bail-In Action; or (f) has failed at any time to comply with the provisions of Section 2.6(e)2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

“Defined Benefit provision” shall have the same meaning assigned to that term as defined in subsection 147.1(1) of the ~~Income Tax Act (Canada))~~ITA or any replacement or successor section of such legislation which refers to “defined benefit provisions”.

“Designated Lender” shall have the meaning set forth in Section ~~16.2(d)~~16.2(d) hereof.

“Determination Date” means, with respect to a Term SOFR Rate Loan, the day such Term SOFR Rate Loan is made, the last day of the Interest Period of a Term SOFR Rate Loan, or the effective date of an election of the Term SOFR Rate Loan made under Section ~~2.2(b)~~2.2(b) hereof, as applicable; provided that if any Determination Date is not a U.S. Government Securities Business Day, the rate applicable on such Determination Date shall be the rate for the next succeeding U.S. Government Securities Business Day unless the result of such extension would be to carry such Determination Date into another calendar month in which event such Determination Date shall be the immediately preceding U.S. Government Securities Business Day.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code or “document of title” under the PPSA, as applicable.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Drawing Date” shall have the meaning set forth in Section ~~2.14(b)~~2.14(b) hereof.

“East West” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligible Cash” shall be equal to the Borrowers’ lowest daily Aggregate Unrestricted Cash amount during the immediately preceding week, which calculation shall be determined by Agent and based on Borrowers’ weekly cash balance report delivered pursuant to Section ~~9.2~~9.2.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligibility Date” shall mean, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Borrower or Guarantor is a party).

“Eligible Insured Foreign Receivable or Receivables” shall mean Receivables that meet the requirements of Eligible Receivables, except clause (f) of such definition, provided that such Receivable is credit insured (the insurance carrier, amount and terms of such insurance shall be reasonably acceptable to Agent and shall name Agent as beneficiary or lenders loss payee, as applicable).

“Eligible Inventory” shall mean and include Inventory of a Borrower, valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent’s Permitted Discretion, obsolete, defective, slow moving (i.e., held for sale for over 90 days) or unmerchantable and which Agent, in its Permitted Discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance). In addition, Inventory shall not be Eligible Inventory if it: (a) does not conform to all material standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof; (b) is Foreign In-Transit Inventory or in-transit within the United States or Canada; (c) is located outside the continental United States (other than at a location in Canada but excluding any location in the Province of Quebec) or at a location that is not otherwise in compliance with this Agreement; (d) constitutes Consigned Inventory; (e) is the subject of an Intellectual Property Claim; (f) is subject to a purchase-money security interest; (g) consists of packaging materials or displays; (h) is a specialized or custom–made product for which no broad market exists; (i) is subject to a License Agreement that limits, conditions or restricts the applicable Borrower’s or Agent’s right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement (or Agent shall agree otherwise in its sole discretion after establishing reserves against the Borrowing Base with respect thereto as Agent shall deem appropriate in its sole discretion); (j) is situated at a location not owned by a Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement (or Agent shall agree otherwise in its sole discretion after establishing reserves against the Borrowing Base with respect thereto as Agent shall deem appropriate in its sole discretion); or (k) if the sale of such Inventory would knowingly result in an ineligible Receivable.

“Eligible Receivables” shall mean and include, each Receivable of a Borrower (including: (a) any so-called “vendor incentive” Receivable of such Borrower that constitutes an Eligible Receivable, subject to (i) any dollar limitation on total Revolving Advances against such receivables or any reduction of the Receivables Advance Rate for such receivables, in either case that Agent in its Permitted Discretion may elect to impose; or (b) any “B2B” Receivable of such Borrower that constitutes an Eligible Receivable) arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent in its Permitted Discretion. In addition, no Receivable shall be an Eligible Receivable, except, where applicable, to the extent such Receivable is covered by credit insurance acceptable to Agent in its Permitted Discretion, if:

(a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b) (i) if a “vendor incentive” Receivable, it is either (x) due or unpaid more than ninety (~~90~~120) days after the original invoice date or (y) due or unpaid more than sixty (60) days after the original due date, or (ii) if a “B2B” Receivable it is due or unpaid more than sixty (60) days after the original due date;

(c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder;

(d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e) an Insolvency Event shall have occurred with respect to such Customer;

(f) the sale is to a Customer outside the continental United States of America (or in the case of any sale by any Canadian Loan Party, to a Customer outside Canada or outside the United States of America), unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion or such Receivable constitutes an Eligible Insured Foreign Receivable;

(g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper or the Receivable is the result of the sale of a gift card, certificate, voucher or any similar card, certificate, voucher or instrument;

(h) Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i) the Customer is the United States of America or any state thereof, or Canada or any province or territory thereof, or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or the Financial Administration Act (Canada) or has otherwise complied with other applicable statutes or ordinances;

(j) the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(k) the Receivables of the Customer exceed twenty-five percent (25%) of all Eligible Receivables of such Borrower, to the extent such Receivable exceeds such limit;

(l) the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim, except for potential warranty claims (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

(m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto, to the extent of such deduction;

(n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o) such Receivable is not payable to a Borrower; or

(p) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

“Environmental Complaint” shall have the meaning set forth in Section ~~9.3(b)~~9.3(b) hereof.

“Environmental Laws” shall mean all federal, state, provincial, territorial and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes as well as common laws, relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, provincial, territorial, international and local governmental agencies and authorities with respect thereto.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, membership interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, shares, preferred stock, convertible notes or securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (for the purposes of this definition only, the “issuer”) or under the applicable laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner,” general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.

“Erroneous Payment” shall have the meaning given to such term in Section ~~14.15(a)~~14.15(a) hereof.

“Erroneous Payment Notice” shall have the meaning given to such term in Section ~~14.15(b)~~14.15(b) hereof.

“Event of Default” shall have the meaning set forth in Article ~~X~~X hereof.

“Excess Availability” at a particular date shall mean an amount equal to (a) the Loan Cap minus (b) the sum of (i) the aggregate outstanding amount of Revolving Advances and Swing Loans and (ii) the Maximum Undrawn Amount of all outstanding Letters of Credit.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (a) each account for which all or substantially all of the deposits consist of amounts utilized to fund employee benefit or tax obligations of the Loan Parties and their Subsidiaries, (b) accounts established as trust, escrow or fiduciary accounts, (c) zero balance accounts and any deposit account for which the balance is transferred at the end of each day pursuant to a standing transfer order to a deposit account that is subject to an account control agreement in favor of the Agent, (d) accounts owned by Excluded Subsidiaries, and (e) other accounts so long as the aggregate average daily maximum balance for all such accounts excluded pursuant to this clause (e) over a 30-day period shall not exceed $100,000 at any time.

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s and/or Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Property” shall mean (a) Equity Interests of Subsidiaries that do not constitute Subsidiary Stock ~~and~~, (b) Excluded Accounts and (c) any non-material lease, license, contract or agreement to which any ~~Borrower~~Loan Party is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (x) any Applicable Law, or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such Applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) or the PPSA, as applicable, of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (x) or (y) above, provided, further that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of ~~Borrowers~~Loan Parties’ business associated therewith or attributable thereto.

“Excluded Subsidiary” shall mean any direct or indirect Subsidiary of any Borrower that is (a) an Immaterial Subsidiary, (b) a Foreign Subsidiary organized or formed under the laws of Australia, the Cayman Islands, China, Hong Kong, Taiwan or the United Kingdom, (c) a Foreign Subsidiary Holding Company or (d) otherwise designated as an Excluded Subsidiary by each of the Borrowing Agent and the Agent in its sole discretion (including by reason of the cost or other consequence of such Subsidiary becoming a Borrower or Guarantor outweighing the benefit thereof).

“Excluded Taxes” shall mean, with respect to any Agent, any Lender, Participant, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations~~,~~  (a) ~~taxes~~Taxes imposed on or measured by ~~its~~ overall net income (however denominated), and franchise ~~taxes~~Taxes imposed on it (in lieu of net income ~~taxes~~Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office or ~~applicable lending office is located or~~, in the case of any Lender, Participant, Swing Loan Lender or Issuer, in which its applicable lending office is located, (b) any branch profits ~~taxes~~Taxes imposed by the United States of America or any similar ~~tax~~Tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Foreign Lender, any withholding ~~tax~~Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section ~~3.10(e)~~3.10(e), except to the extent that such Foreign Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from Borrowers with respect to such withholding ~~tax~~Tax pursuant to Section ~~3.10(a)~~3.10(a), (d) any Taxes imposed on any “withholding payment” payable to such recipient as a result of the failure of such recipient to satisfy the requirements set forth in the FATCA after December 31, 2017, and (e) any Canadian withholding Taxes imposed on a payment by or on account of any obligation of a Borrower hereunder by reason of (i) ~~the Foreign Lender~~a recipient not dealing at arm’s length (for purposes of the ~~Income Tax Act (Canada~~ITA) with ~~the Borrower~~a Loan Party at the time of making such payment, ~~or~~ (ii) ~~the payment being in respect of a debt or other obligation to pay an amount to a person with whom the payer is not dealing at arm’s length (for purposes of the Income Tax Act (Canada) at the time of such payment, (f) any Taxes imposed on a Foreign Lender by reason of such Foreign Lender (i)~~a recipient being a “specified shareholder” (as defined in subsection 18(5) of the ~~Income Tax Act (Canada)~~ITA) of a ~~Borrower~~Loan Party, or ~~(ii)~~ not dealing at arm’s length (for purposes of the ~~Income Tax Act (Canada)~~ITA) with a “specified shareholder” (as defined in subsection 18(5) of the ~~Income Tax Act (Canada)) of the Borrower, and (g) any withholding on account of Taxes on net income that the Borrower determines is required under Regulation 105 under the Income Tax Act (Canada) or the Quebec equivalent from fees paid by the Borrower to a non-resident of Canada with respect to services rendered in Canada in connection with the Loan.~~ITA) of a Loan Party, or (iii) a recipient being an entity in respect of which a Loan Party is a “specified entity” (as defined in subsection 18.4(1) of the ITA).

“Facility Fee” shall have the meaning set forth in Section ~~3.3~~3.3(b) hereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder or official interpretations thereof.

“Federal Funds Effective Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Fee Letter” shall mean (a) the Closing Date Fee Letter and (b) Third Amendment Fee Letter.

“Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period, the ratio of (a) Adjusted EBITDA for such period, ~~plus the average daily Unrestricted Cash in excess of $50,000,000 for such period, minus Unfunded~~minus unfinanced Capital Expenditures (it being understood that the funding of such Capital Expenditures with (i) Revolving Advances shall be deemed unfinanced for this purpose and (ii) equity shall be deemed financed for this purpose) made during such period, minus distributions and dividends made in cash during such period, minus cash taxes paid during such period, to (b) all Debt Payments made during such period.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Floor” shall mean, with respect to a Benchmark Replacement, 3% per annum.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower or Guarantor or by any Subsidiary of any Borrower or Guarantor.

“Foreign Currency Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.

“Foreign In-Transit Inventory” shall mean Inventory of a Borrower that is in transit from either (i) a location outside the United States to any location within the United States of such Borrower or a Customer of such Borrower or (ii) a location outside Canada to any location within Canada of such Borrower or a Customer of such Borrower.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction and Canada and each province and territory thereof shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” is a Person whose sole activity is to own the Equity Interests of one or more Foreign Subsidiaries.

“Fourth Amendment” shall mean that certain Fourth Amendment to Revolving Credit and Security Agreement dated as of the Fourth Amendment Effective Date.

“Fourth Amendment Effective Date” shall mean October 10, 2025.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Gateway” means 21688 Gateway LLC, a Delaware limited liability company.

“Gateway Real Property” means the commercial real property and the improvements thereto commonly known as 21688 Gateway Center Drive, Diamond Bar, California.

“Gateway Deed of Trust” means that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing), dated as of June 30, 2023, made by Gateway to Fidelity National Title Company in favor of Agent, filed in the real property records on July 3, 2023, and bearing Instrument No. 20230434408, as amended, restated, supplemented or otherwise modified from time to time, including by that certain Modification of Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing), dated as of August 27, 2024 and that certain Modification of Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing), dated on or about the Fourth Amendment Effective Date.

“Governmental Acts” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.

“Governmental Body” shall mean any nation or government, any state, province, territory or other political subdivision thereof or any entity, authority, agency, ministry, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” shall mean ~~ChiefValue~~Gateway, Alkers~~, Gateway,~~  or any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations, and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent for its benefit and for the ratable benefit of the Lenders securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent.

“Hazardous Discharge” shall have the meaning set forth in Section ~~9.3(b)~~9.3(b) hereof.

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state, provincial or territorial law, and any other applicable Federal and state, provincial or territorial laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall mean, collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Immaterial Subsidiary” shall mean any Subsidiary of Newegg Commerce that has, in the aggregate with all other Immaterial Subsidiaries, either (a) total assets with a book value of less than five percent (5%) of the total book value of the assets of Borrowers and their Subsidiaries on a Consolidated Basis or (b) net income for the immediately preceding fiscal year of Borrowers of less than five percent (5%) of the total net income of Borrowers and their Subsidiaries on a Consolidated Basis for such fiscal year; provided, however, that (i) neither Newegg Canada nor Gateway may ever be deemed to be an Immaterial Subsidiary, and (ii) any Subsidiary that qualifies as an order processing center shall not be considered an Immaterial Subsidiary.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness); (g) all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earnouts,” purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement or any Other Document.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“INOPC” shall have the meaning set forth in the preamble to this Agreement.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy ~~or~~, insolvency, restructuring or winding-up proceeding (including any proceeding under Title 11 of the United States Code or under any Canadian Bankruptcy Law, including, without limitation, the filing of any notice of intention or the filing of a proposal in respect thereof)), or regulatory restrictions, (b) has had a receiver, receiver and manager, interim receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization, restructuring or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, copyright (including software), copyright application, trade name, mask work, domain name, website, trade secret, design right, industrial design, assumed name or license or other right to use any of the foregoing under Applicable Law.

“Intellectual Property Claim” shall mean the assertion, by any means, by any Person of a claim that any Borrower’s ownership, use, marketing, sale or distribution of any Inventory, equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Interest Period” shall mean the period provided for any Term SOFR Rate Loan pursuant to Section ~~2.2(b)~~2.2(b) hereof.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Interest Rate Hedge.

“Inventory” shall mean and include as to each Borrower all of such Borrower’s inventory (as defined in Article 9 of the Uniform Commercial Code), or in the case of ~~Newegg Canada~~a Canadian Loan Party all of such ~~Borrower’s~~Canadian Loan Party’s inventory as defined in the PPSA, and all of such Borrower’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Inventory Advance Rate” shall have the meaning set forth in Section 2.1(a)(2.1(a)(y)(iiiii) hereof.

“Inventory NOLV Advance Rate” shall have the meaning set forth in Section 2.1(a)(2.1(a)(y)(iiiii) hereof.

“Issuer” shall mean (i) East West in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Lender which Agent in its discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of East West as issuer.

“ITA” means the Income Tax Act (Canada).

“Law(s)” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond judgment authorization or approval, lien or award of or any settlement arrangement with any Governmental Body, foreign or domestic.

“Lender” and the “Lenders” shall have the respective meanings ascribed to such terms in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of any provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to Agent for the benefit of the Lenders as security for the Obligations, the “Lenders" shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender (or any Affiliate of a Lender) and for which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Borrower, Guarantor, or Subsidiary that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section ~~11.5~~11.5 hereof.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender (or any Affiliate of any Lender) and with respect to which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Borrower, Guarantor, or Subsidiary that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section ~~11.5~~11.5 hereof.

“Letter of Credit Application” shall have the meaning set forth in Section ~~2.12(a)~~2.12(a) hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section ~~2.14(d)~~2.14(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section ~~3.2~~3.2 hereof.

“Letter of Credit Sublimit” shall mean $30,000,000.

“Letters of Credit” shall have the meaning set forth in Section ~~2.11~~2.11 hereof.

“Lianluo Entity” shall mean any entity controlled, directly or indirectly, by Hangzhou Lianluo Interactive Information Technology Co., Ltd., other than Newegg Commerce and its Subsidiaries.

“License Agreement” shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower’s business operations.

“Licensor” shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and substance satisfactory to Agent, by which Agent is given the unqualified right, vis-á-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of any Borrower’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing or registration of, or agreement to give, any financing statement under the Uniform Commercial Code, the PPSA or comparable law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance satisfactory to Agent.

“Loan Cap” shall mean the lesser of (a) the Maximum Revolving Advance Amount and (b) the Borrowing Base.

“Loan Parties” shall mean Borrowers and Guarantors, collectively, and “Loan Party” shall mean each such Person, individually.

“Magnell” shall have the meaning set forth in the preamble to this Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of Borrowers and Guarantors, taken as a whole, (b) the ability of Borrowers, taken as a whole, to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of each Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of any Borrower (each a “Contract”) (except (a) any Contract relating to such Borrower’s purchase of Inventory in the Ordinary Course of Business, (b) freight and transportation Contracts, and (c) Contracts providing for expenditures by, or payments to, such Borrower of $5,000,000 per annum or less) with respect to which the failure of such Borrower to comply could reasonably be expected to result in a Material Adverse Effect.

“Maximum Revolving Advance Amount” shall mean (a) from April 1 through and including September 30 of each year during the Term, $40,000,000, and (b) from October 1 of each year through and including March 31 of the following year during the Term,

$50,000,000.

“Maximum Swing Loan Advance Amount” shall mean $20,000,000.

“Maximum Undrawn Amount” shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section ~~16.3(d)~~16.3(d) hereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Borrower or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negotiable Document” shall mean a Document that is “negotiable” within the meaning of Article 7 of the Uniform Commercial Code.

“Net Equity Proceeds” means the proceeds realized by any Borrowers from the offering of its Equity Interests after the Closing Date, after deducting all commissions, fees and other transaction costs or expenses.

“Newegg” shall have the meaning set forth in the preamble to this Agreement.

“Newegg Americas” shall have the meaning set forth in the preamble to this Agreement.

“Newegg Biz” shall have the meaning set forth in the preamble to this Agreement.

“Newegg Canada” shall have the meaning set forth in the preamble of this Agreement.

“Newegg Commerce” shall have the meaning set forth in the preamble of this Agreement.

“Newegg Enterprises” means Newegg Enterprises LLC, a Delaware limited liability company.

“Newegg Logistics” shall have the meaning set forth in the preamble to this Agreement.

“Newegg Marketplace” shall have the meaning set forth in the preamble to this Agreement.

“Newegg NorAm” shall have the meaning set forth in the preamble to this Agreement.

“Newegg Texas” means Newegg Texas, Inc., a Texas corporation.

“NJOPC” shall have the meaning set forth in the preamble to this Agreement.

“Non-Defaulting Lender” shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.

“Non-Qualifying Party” shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Note” shall mean, collectively, the Revolving Credit Notes and the Swing Loan Note.

“Nutrend” means Nutrend Automotive, Inc. a Delaware corporation.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances and Swing Loans), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Borrower or Guarantor or any Subsidiary of any Borrower or any Guarantor to Issuer, Swing Loan Lender, any Lender or any Agent (or to any other direct or indirect subsidiary or affiliate of Issuer, Swing Loan Lender, any Lender or any Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower and any indemnification obligations payable by any Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document. (including this Agreement, the Other Documents, Lender-Provided Interest Rate Hedges, Lender-Provided Foreign Currency Hedges and any Cash Management Products and Services) whether or not for the payment of money, whether arising by reason of an extension of credit, opening or issuance of a letter of credit, loan, equipment lease, establishment of any commercial card or similar facility or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of any Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, (i) any and all of any Borrower’s or any Guarantor’s Indebtedness and/or liabilities (and any and all indebtedness, obligations and/or liabilities of any Subsidiary of any Borrower or any Guarantor) under this Agreement, the Other Documents or under any other agreement between Issuer, any Agent or any Lender and any Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Issuer, any Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Issuer, any Agent or any Lender to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“Ordinary Course of Business” shall mean, with respect to any Borrower, the ordinary course of such Borrower’s business as conducted on the Closing Date or the ~~Third~~Fourth Amendment Effective Date.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles, notice of articles or certificate of incorporation, amendment, amalgamation or continuance, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, articles, memorandum of association, articles of association, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Documents” shall mean the Notes, the Fee Letter, the Guaranty, the Guarantor Security Agreement, the Pledge Agreement, the Canadian Pledge Agreement any Lender-Provided Interest Rate Hedge, any Lender-Provided Foreign Currency Hedge, the Certificate of Beneficial Ownership, any ABL/Revolver Intercreditor Agreement, the Gateway Deed of Trust, and any and all other agreements, instruments and documents, including other intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to any Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp or documentary ~~taxes~~Taxes or any other excise or property ~~taxes~~Taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Out-of-Formula Loans” shall have the meaning set forth in Section ~~16.2(e)~~16.2(e) hereof.

“Overadvance Threshold Amount” shall have the meaning set forth in Section ~~16.2(e)~~16.2(e) hereof.

“Overnight Bank Funding Rate” shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) selected by Agent for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to Borrowers.

“Ozzo” shall have the meaning set forth in the preamble to this Agreement.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, 50% or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section ~~2.14(d)~~2.14(d) hereof.

“Participation Commitment” shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section ~~2.23(b)~~2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section ~~2.4(c)~~2.4(c) hereof and in the Letters of Credit issued hereunder as provided for in Section ~~2.14(a)~~2.14(a) hereof.

“Payment in Full” means the payment in full in cash, to the Agent for the benefit of the Agent and the Lenders, of all Obligations (other than contingent obligations with respect to which no claim has been made), the cash collateralization of all Letters of Credit, the termination or other satisfaction acceptable to the Agent of all Hedge Liabilities and Cash Management Liabilities and the termination of all commitments under the Other Documents to make Revolving Advances or otherwise extend credit hereunder or thereunder.

“Payment Office” shall mean initially 9300 Flair Drive, 6th Floor, El Monte, CA 91731; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by a Borrower or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by a Borrower or any entity which was at such time a member of the Controlled Group.

~~(a)~~  “Permitted Acquisitions” shall mean acquisitions of the assets or Equity Interests of another Person (the “target”) so long as:

(a) Borrowers give Agent written notice of any such acquisition at least thirty (30) Business Days prior to the closing of such acquisition and no later than five (5) Business Days after the applicable Borrower’s execution of the purchase agreement for such acquisition;

(b) Borrowers shall reasonably anticipate closing such acquisition within one hundred fifty (150) days after notice to Agent of such acquisition;

(c) with respect to the acquisition of Equity Interests, such target shall:

(i) have positive earnings before interest, taxes, depreciation, amortization, and non-cash stock option compensation for the period of twelve (12) consecutive months immediately preceding such acquisition;

~~(ii)~~ (ii) be added as either a Borrower to this Agreement, and be jointly and severally liable for all Obligations, or a Guarantor of the Obligations; and

~~(iii)~~ (iii) subject to subsection ~~(e)~~(e) below and any ABL/Revolver Intercreditor Agreement, grant to Agent a first priority lien in all assets of such target;

provided, however, that this subsection ~~(c)~~(c) shall not apply to an acquisition by a Borrower of a target if:

(A) such acquisition is made entirely with Net Equity Proceeds, with Equity Interests of Borrowers or Guarantors, or with a combination of Net Equity Proceeds and Equity Interests of Borrowers or Guarantors (i.e., without the proceeds of any Indebtedness);

~~(B)~~ (B) the sum of: (1) the negative earnings before interest, taxes, depreciation, amortization, non-cash items, and, as permitted by Agent in its sole discretion, non-recurring expenses and/or one-time adjustments of the target for the period of twelve (12) consecutive months immediately preceding such acquisition; and (2) the projected negative earnings before interest, taxes, depreciation, amortization, non-cash items, and, as permitted by Agent in its sole discretion, non-recurring expenses and/or one-time adjustments of the target for the period of twelve (12) consecutive months immediately following such acquisition, does not exceed twenty percent (20%) of, as applicable (based upon which of the following two Adjusted EBITDA measurement periods is more recent), Adjusted EBITDA for the immediately preceding fiscal year, as reflected in Borrowers’ most recent audited annual financial statements, or trailing four (4) quarters Adjusted EBITDA as set forth in Borrowers’ most recent reviewed financial statements; provided that the parties may agree to exceed the twenty percent (20%) of Adjusted EBITDA limitation set forth in this clause (B) by negotiating in good faith and with Required Lender approval of any proposed higher percentage limitation not to be unreasonably withheld; and

(C)   the Net Equity Proceeds, Equity Interests of Borrowers or Guarantors, or combination of Net Equity Proceeds and Equity Interests of Borrowers or Guarantors used to finance such acquisition shall be in an amount sufficient to cover the greater of the preceding twelve-month negative earnings of the target described in clause (B)(1) above or the negative projected twelve-month negative earnings of the target described in clause (B)(2) above;

~~(d)~~ (d) as applicable, (i) (A) the target is in the same or a similar business to that of Borrowers, or (B) where the acquisition is made entirely with Net Equity Proceeds, with Equity Interests of Borrowers or Guarantors, or with a combination of Net Equity Proceeds and Equity Interests of Borrowers or Guarantors (i.e., without the proceeds of any Indebtedness), the target is in a business that is complementary to or otherwise creates synergies with the business of Borrowers, or (ii) the acquired assets are used or useful in the Borrowers’ Ordinary Course of Business;

~~(e)~~ (e) Agent shall have received a first-priority security interest (subject to the terms of any ABL/Revolver Intercreditor Agreement) in all acquired assets or a pledge of all acquired Equity Interests, subject to documentation satisfactory to Agent; provided, however, that the foregoing security interest or pledge requirement shall not apply to an acquisition of assets or Equity Interests in a target which is made entirely with Net Equity Proceeds, with Equity Interests of Borrowers or Guarantors, or with a combination of Net Equity Proceeds and Equity Interests of Borrowers or Guarantors (i.e., without the proceeds of any Indebtedness) and where the terms of such investment prohibit the applicable Borrower or Guarantor making such acquisition from granting to Agent a first-priority security interest in all acquired assets or a pledge of all acquired Equity Interests and such investment constitutes a minority investment in the target (of less than 50% of the assets or Equity Interests in the target);

~~(f)~~ (f) the board of directors (or other comparable governing body) of the target shall have duly approved the transaction;

~~(g)~~ (g) Borrowers shall have delivered to Agent (i) a pro forma balance sheet and pro forma financial statements for the three (3) year period following the acquisition and a certificate of the chief financial officer of Borrowing Agent demonstrating that, at the time of and after giving effect to such acquisition on a pro forma basis, Borrowers would have Excess Availability of not less than twenty percent (20%) of the Loan Cap and (ii)(A) financial statements of the acquired entity for the two most recent fiscal years then ended; and (B) pro forma balance sheet for the acquired entity as of the complete calendar month most recently ended for the period equal to the calendar year-to-date, in form and substance reasonably acceptable to Agent;

~~(h)~~ (h) if such acquisition includes general partnership interests or any other Equity Interest that does not have a corporate (or similar) limitation on liability of the owners thereof, then such acquisition shall be effected by having such Equity Interests acquired by a corporate holding company directly or indirectly wholly-owned by a Borrower and newly formed for the sole purpose of effecting such acquisition;

~~(i)~~ (i) no assets acquired in any such transaction(s) shall be included in the Borrowing Base (either for the purpose of obtaining credit extensions under this Agreement or for the purpose of calculating Undrawn Availability under this definition) until Agent has received a field examination and/or appraisal of such assets, in form and substance acceptable to Agent;

~~(j)~~ (j) no Default or Event of Default shall have occurred or will occur after giving pro forma effect to such acquisition;

~~(k)~~ (k) Borrowers shall make an equity contribution of at least twenty percent (20%) of the purchase price in support of such acquisition; and

~~(l)~~ (l) if at any time after the closing of any acquisition made entirely with Net Equity Proceeds, Equity Interests of Borrowers or Guarantors, or combination of Net Equity Proceeds and Equity Interests of Borrowers or Guarantors (i.e., without the proceeds of any Indebtedness) and during the term of this Agreement, the target elects to obtain debt financing, Borrowers shall grant the Lenders the right of first refusal to provide such financing to the target.

“Permitted Assignees” shall mean: (a) Agent, any Lender or any of their direct or indirect Affiliates; (b) a federal or state chartered bank, a United States branch of a foreign bank, an insurance company, or any finance company generally engaged in the business of making commercial loans; (c) any fund that is administered or managed by Agent or any Lender, an Affiliate of Agent or any Lender or a related entity; and (d) any Person to whom Agent or any Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of Agent’s or such Lender’s rights in and to a material portion of Agent’s or such Lender’s portfolio of asset-based credit facilities.

“Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

“Permitted Encumbrances” shall mean: (a) Liens in favor of Agent for the benefit of Agent and the Lenders, including without limitation, Liens securing Hedge Liabilities and Cash Management Products and Services; (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any ~~Borrower~~Loan Party or any Subsidiary, or any property of any ~~Borrower~~Loan Party or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section ~~10.6~~10.6 hereof; (f) carriers’, repairmens’, mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (I) any such lien shall not encumber any other property of any ~~Borrower~~Loan Party and (II) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount permitted in Section ~~7.6~~7.6 hereof; (h) other Liens incidental to the conduct of any ~~Borrower’s~~Loan Party’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent’s or any Lenders’ rights in and to the Collateral or the value of any ~~Borrower’s~~Loan Party’s property or assets or which do not materially impair the use thereof in the operation of any ~~Borrower’s~~Loan Party’s business; (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the Ordinary Course of Business of ~~Borrowers~~Loan Parties and their Subsidiaries; ~~and~~ (j) Liens disclosed on Schedule ~~1.2~~1.2; provided that such Liens shall secure only those obligations which they secure on the ~~Third~~Fourth Amendment Effective Date (and extensions, renewals and refinancing of such obligations permitted by Section ~~7.8~~7.8 hereof) and shall not subsequently apply to any other property or assets of any ~~Borrower~~Loan Party other than the property and assets to which they apply as of the ~~Third~~Fourth Amendment Effective Date~~.~~; (k) Liens securing Indebtedness and other obligations permitted under this Agreement in the aggregate amount outstanding at any time not to exceed $100,000; and (l) subject to any ABL/Revolver Intercreditor Agreement, Liens in favor of the 2025 Revolving Agent for the benefit of the 2025 Revolving Lenders with respect to obligations owed under the 2025 Revolving Credit Agreement.

“Permitted Indebtedness” shall mean: (a) the Obligations; (b) Indebtedness incurred for Capital Expenditures permitted in Section ~~7.6~~7.6 hereof; (c) any guarantees of Indebtedness permitted under Section ~~7.3 hereof~~7.3; (d) any Indebtedness listed on Schedule ~~5.8(b)~~5.8(b)(ii) hereof; (e) Indebtedness consisting of Permitted Loans made by one or more ~~Borrower(s)~~Loan Party to any other ~~Borrower(s)~~Loan Parties; (f) Interest Rate Hedges and Foreign Currency Hedges that are entered into by Borrowers to hedge their risks with respect to outstanding Indebtedness of Borrowers and not for speculative or investment purposes; (g) intercompany Indebtedness owing from one or more ~~Borrowers~~Loan Parties to any other one or more ~~Borrowers~~Loan Parties in accordance with clause (~~c~~d) of the definition of Permitted Loans; ~~and~~ (h) Indebtedness incurred for purposes of raising capital for Permitted Acquisitions of a target to be acquired by issuing convertible securities; and (i) Indebtedness incurred under the 2025 Revolving Credit Agreement, subject to the terms of the 2025 Intercreditor Agreement.

“Permitted Investments” shall mean investments in: (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; (e) Equity Interests of Affiliates that are Borrowers or Guarantors; ~~and~~ (f) subject to Section 7.4(c), Equity Interests of Subsidiaries that are Excluded Subsidiaries; (g) Permitted Loans; and (h) Permitted Acquisitions.

“Permitted Jurisdictions” means Canada, British Virgin Islands, any other jurisdiction in which an existing Borrower or Guarantor is organized or formed and any other jurisdiction reasonably acceptable by the Agent.

“Permitted Loans” shall mean: (a) the extension of trade credit by a Borrower to its Customer(s), in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms; (b) loans and advances by a Borrower to its employees in the Ordinary Course of Business to meet expenses; (c) loans to officers/directors not to exceed as to all such loans by Borrowers, collectively, the aggregate amount of $2,000,000 at any time outstanding; (d) loans to (or amounts due from) Affiliates (including Excluded Subsidiaries) that are not Borrowers or Guarantors in an aggregate amount outstanding at any time not to exceed $15,000,000, provided that (i) at the time of any such loan to an Affiliate and after giving effect thereto, Borrowers shall have Excess Availability of not less than twenty percent (20%) of the Loan Cap and (ii) the loan in the original principal amount of $15,000,000 from Newegg to Digital Grid (Hong Kong) Technology, Co., Limited existing on the Third Amendment Effective Date shall be excluded from the above $15,000,000 limit on loans to Affiliates, so long as Newegg pledges to Agent the original promissory note evidencing such loan within 10 Business Days following the Third Amendment Effective Date; and (e) intercompany loans between and among Borrowers and Guarantors, so long as, at the request of Agent, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by Borrowers) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Agent in its sole discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Borrower(s) that are the payee(s) on such note.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, company, business trust, exempted company, joint stock company, trust, unincorporated organization, association, limited liability company, unlimited liability company, limited liability partnership, limited partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, provincial, territorial, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained by any Borrower or any member of the Controlled Group or to which any Borrower or any member of the Controlled Group is required to contribute.

“Pledge Agreement” shall mean that certain Pledge ~~and Security~~ Agreement executed by Borrowers (other than Canadian Loan Parties) in favor of Agent dated as of the Closing Date and any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations.

“PPSA” means the Personal Property Security Act (Ontario) and the personal property security legislation in each province or territory ~~in~~of Canada including, without limitation. the Civil Code in the Province of Quebec, together with all rules, regulations and interpretations thereunder, as such legislation may be amended or replaced from time to time.

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or taxes unless such Lien (x) does not attach to any Receivables or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property Taxes that have priority as a matter of applicable state law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Protective Advances” shall have the meaning set forth in Section ~~16.2(f)~~16.2(f) hereof.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchasing CLO” shall have the meaning set forth in Section ~~16.3(d)~~16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section ~~16.3(c)~~16.3(c) hereof.

“Qualified ECP Loan Party” shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean (i) all of the owned and leased premises identified on Schedule ~~4.4~~4.4 hereto ~~or in and to~~, (ii) any other premises or real property that are hereafter owned or leased by any Borrower~~.~~, (iii) all land, improvements thereon and other real property interests encumbered by the Gateway Deed of Trust, (iv) all “Leases” (as defined in the Gateway Deed of Trust) and security deposits therefor, (iii) all fixtures encumbered by the Gateway Deed of Trust, and (iv) all personal property described on Exhibit B to the Gateway Deed of Trust.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts (as defined in Article 9 of the Uniform Commercial Code), or in the case of ~~Newegg Canada~~a Canadian Loan Party all of such ~~Borrower’s~~Canadian Loan Party’s accounts as defined in the ~~applicable~~ PPSA, and all of such Borrower’s contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Receivables Advance Rate” shall have the meaning set forth in Section ~~2.1(a)(~~2.1(a)(y)(~~ii~~i) hereof.

“Register” shall have the meaning set forth in Section ~~16.3(e)~~16.3(e) hereof.

“Registered Pension Plan” means a pension plan ~~subject to~~that is required to be registered under the ITA, the Pension Benefits Act (Ontario) or other applicable provincial or federal pension benefits standards legislation in Canada, as amended from time to time (or any successor statute).

“Reimbursement Obligation” shall have the meaning set forth in Section ~~2.14(b)~~2.14(b) hereof.

“Release” shall have the meaning set forth in Section ~~5.7(c)~~5.7(c)(i) hereof.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated, arrested or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.

“Required Lenders” shall mean at least two (2) non-Affiliate Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding, together, at least sixty-six and two-thirds percent (66-2/3%) of either (a) the aggregate of the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender), or (b) after the termination of all commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Advances, Swing Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

“Revolving Advances” shall mean Advances made other than Letters of Credit and the Swing Loans.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, as to any Lender, the Revolving Commitment amount (if any) set forth opposite such Lender’s name on Schedule ~~1.1~~1.1 hereto (or, in the case of any Lender that became party to this Agreement after the ~~Third~~Fourth Amendment Effective Date and pursuant to Section ~~16.3(c)~~16.3(c) or ~~(d)~~(d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement).

“Revolving Commitment Percentage” shall mean, as to any Lender, the Revolving Commitment Percentage (if any) set forth opposite such Lender’s name on Schedule ~~1.1~~1.1 hereto (or, in the case of any Lender that became party to this Agreement after the ~~Third~~Fourth Amendment Effective Date pursuant to Section ~~16.3(c)~~16.3(c) or ~~(d)~~(d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement).

“Revolving Credit Notes” shall mean, collectively, the promissory notes referred to in Section ~~2.1(a)~~2.1(a) hereof.

“Revolving Interest Rate” shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to Term SOFR Rate Loans, an interest rate per annum equal to the sum of (i) the Applicable Margin, (ii) the Term SOFR Rate, and (iii) the SOFR Adjustment.

“Rosewill” shall have the meaning set forth in the preamble to this Agreement.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained by any Compliance Authority.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority and for greater certainty, includes any entity that is owned, held or controlled by or on behalf of any of the foregoing person, group, regime or entity.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment Effective Date” means June 30, 2023.

“Secured Parties” shall mean, collectively, Agent, Issuer, Swing Loan Lender and Lenders, together with any Affiliates of any Agent or any Lender to whom any Hedge Liabilities or Cash Management Liabilities are owed and with each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Settlement” shall have the meaning set forth in Section ~~2.6(d)~~2.6(d) hereof.

“Settlement Date” shall have the meaning set forth in Section ~~2.6(d)~~2.6(d) hereof.

“Significant Borrower” shall mean any Borrower that has either (a) total assets with a book value of at least five percent (5%) of the total book value of the assets of Borrowers on a Consolidated Basis or (b) net income for the immediately preceding fiscal year of Borrowers of at least five percent (5%) of the total net income of Borrowers on a Consolidated Basis for such fiscal year; provided, however, that Newegg Canada shall always be deemed to be a Significant Borrower.

“Significant Guarantor” shall mean any Guarantor that has either (a) total assets with a book value of at least five percent (5%) of the total book value of the assets of the Borrowers on a Consolidated Basis or (b) net income for the immediately preceding fiscal year of at least five percent (5%) of the total net income of the Borrowers on a Consolidated Basis for such fiscal year; provided, however, that Gateway shall always be deemed to be a Significant Guarantor.

“SOFR Adjustment” shall mean, as applicable, (a) in the case of a Term SOFR Rate Loan with an Interest Period of one (1) month, nine (9.00) basis points per annum or (b) in the case of a Term SOFR Rate Loan with an Interest Period of three (3) months, twenty (20.00) basis points per annum.

“Subsidiary” shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Borrower by any Subsidiary (other than a Foreign Subsidiary or a Foreign Subsidiary Holding Company), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Borrower by any Foreign Subsidiary or any Foreign Subsidiary Holding Company (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956(c)(2)) and (ii) 65% (or such greater percentage that, due to a change in an Applicable Law after the ~~date hereof~~Closing Date, (x) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary or Foreign Subsidiary Holding Company as determined for United States federal income tax purposes to be treated as a deemed dividend to such Borrower and (y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Swing Loan Lender” shall mean East West in its capacity as lender of the Swing Loans.

“Swing Loan Note” shall mean the promissory note described in Section ~~2.4(a)~~2.4(a) hereof.

“Swing Loans” shall mean the Advances made pursuant to Section ~~2.4~~2.4 hereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section ~~13.1~~13.1 hereof.

“Termination Event” shall mean: (a) a Reportable ERISA Event with respect to any Plan; (b) the withdrawal of any Borrower or any member of the Controlled Group from a Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Plan; (e) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not diligent, upon any Borrower or any member of the Controlled Group.

“Term SOFR Rate” means, for a Term SOFR Rate Loan, the one (1) month or three (3) month, as applicable, Term Secured Overnight Financing Rate, as administrated by CME Group Benchmark Administration Limited (or successor administrator) and displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as reasonably selected by Agent) and as determined by Agent on each Determination Date; provided, however, if the Term SOFR Rate determined as provided above would be less than three percent (3.00%) per annum, then such rate shall be deemed to be three percent (3.00%) per annum for the purposes of this Agreement.

“Term SOFR Rate Loan” means an Advance that bears interest based on Term SOFR Rate.

“Third Amendment” shall mean that certain Third Amendment to Revolving Credit and Security Agreement, dated as of the Third Amendment Effective Date, by and among the Borrowers, each Lender and Agent.

“Third Amendment Effective Date” means August 27, 2024.

“Third Amendment Fee Letter” shall mean the fee letter dated the Third Amendment Effective Date between Borrowers party thereto and East West.

“TNOPC” means TNOPC Inc., a Tennessee corporation.

“Toxic Substance” shall mean and include any material present on the Real Property (including the Leasehold Interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state, provincial or territorial law, or any other applicable Federal or state, provincial or territorial laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transaction Conditions” means, with respect to Borrowers’ proposed use of Net Equity Proceeds to make transactions that do not count toward the dollar baskets set forth hereunder for Investments permitted under clause (b) or (c) of Section ~~7.4~~7.4, Permitted Share Repurchases, Capital Expenditures, and Permitted Loans, (a) at the time of any such proposed transaction and after giving effect thereto, no Event of Default shall have occurred and be continuing, and (b) Borrowers shall have delivered to Agent updated financial projections for Borrowers for the following four (4) fiscal quarters demonstrating that Borrowers will be in compliance as of the last day of each such quarter with the financial covenants set forth in Section ~~6.5~~6.5 hereof.

“Transferee” shall have the meaning set forth in Section ~~16.3(d)~~16.3(d) hereof.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Capital Expenditures” shall mean as to Borrowers on a Consolidated Basis, Capital Expenditures funded (a) from internally generated cash flow or (b) with the proceeds of a Revolving Advance or Swing Loan.

“Uniform Commercial Code” shall have the meaning set forth in Section ~~1.3~~1.3 hereof.

“Unrestricted Cash” means cash and cash equivalents of Borrowers (a) on deposit in one or more deposit accounts maintained with one of the Lenders in the United States or Canada and (i) in the case of cash in a deposit account in the United States maintained with a Lender other than East West, subject to a deposit account control agreement satisfactory to Agent in its Permitted Discretion, or (ii) in the case of cash on deposit in a deposit account in Canada, subject to Agent’s perfected, first-priority security interest and (b) not contained in a deposit or securities account blocked in favor of a Person other than Agent and otherwise free of restrictions on the right of the applicable Borrower to transfer, withdraw or otherwise access such cash or cash equivalents.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts,” “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims,” “deposit accounts,” “documents,” “equipment,” “financial asset,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter-of-credit rights,” “payment intangibles,” “proceeds,” “promissory note,” “securities,” “software” and “supporting obligations” as and when used in the description of Collateral shall have the respective meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4 Certain Matters of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which any Agent or Lender is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof, and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in Los Angeles, California. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation.” A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is cured or waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by any Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase “to the best of Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

1.5 Term SOFR. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.6 Delivery Periods. Notwithstanding anything to the contrary contained within this Agreement or any Other Document, the Agent may, in its discretion, grant extensions of time for the satisfaction of any requirements in this Agreement or any Other Document in respect of any particular Subsidiary or any particular Collateral.

1.7 Canadian Terms. In this Agreement, to the extent not already provided for, any term defined in this Agreement by reference to the Uniform Commercial Code shall, in relation to any Canadian Loan Party, also have, as and if applicable, any extended, alternative or analogous meaning given to such or similar term in the PPSA.

II. ADVANCES, PAYMENTS.

2.1 Revolving Advances.

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, specifically including Sections ~~2.1(b)~~2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in an aggregate amount outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i) 100% of Eligible Cash, plus

(ii) 85% (the “Receivables Advance Rate”) of Eligible Receivables, plus

(iii) the lesser of (A) 60% of the value of the Eligible Inventory, determined at the lower of cost or market value (the “Inventory Advance Rate”) or (B) 90% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion) (the “Inventory NOLV Advance Rates” and collectively with the Inventory Advance Rate and the Receivables Advance Rate, the “Advance Rates”), plus

(iv) ~~the lesser of (A) 50% of the fair market value of the Gateway Real Property as determined prior to the Second Amendment Effective Date by a real estate appraiser reasonably satisfactory to Agent (it being understood that Pacific Commercial Group is an appraiser satisfactory to Agent) or (B) $10,000,000, minus~~[reserved],

(v) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(vi) such reasonable reserves as Agent may deem proper and necessary from time to time in its Permitted Discretion to account for events, conditions, contingencies or risks with respect to the Collateral that are not already accounted for in the definition of Eligible Receivables and Eligible Inventory.

The amount derived from the sum of (x) Sections ~~2.1(a)(~~2.1(a)(y)(i), (ii), (iii) and (iv) and minus (y) Sections ~~2.1(a)~~2.1 (a)(y)(v) and (vi) at any time and from time to time shall be referred to as the “Borrowing Base.” ~~The~~At the request of any Lender, such Lender’s Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Notes”) issued by Borrowers to the Lenders, each substantially in the form attached hereto as Exhibit ~~2.1(a)~~2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the aggregate principal amount of Revolving Advances outstanding at any time shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Borrowing Base.

(b) Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion and in consultation with Borrowing Agent. Agent may reduce the Advance Rates pursuant to this Section ~~2.1(b)~~2.1(b) based upon dilution and other factors affecting the condition, performance or quality of the Eligible Accounts and Eligible Inventory of Borrowers. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Agent under this subsection are subject to the provisions of Section ~~16.2(b)~~16.2(b).

2.2 Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.

(a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 10:00 a.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

(b) Notwithstanding the provisions of subsection ~~(a)~~(a) above, in the event any Borrower desires to obtain a Term SOFR Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 10:00 a.m. on the day which is three (3) Business Days prior to the date such Term SOFR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Term SOFR Rate Loans shall be for one or three months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Term SOFR Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default.

(c) Each Interest Period of a Term SOFR Rate Loan shall commence on the date such Term SOFR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection ~~(b)~~2.2(b)(iii) above, provided that no Interest Period shall end after the last day of the Term.

(d) Borrowing Agent shall elect the initial Interest Period applicable to a Term SOFR Rate Loan by its notice of borrowing given to Agent pursuant to Section ~~2.2(b)~~2.2(b) or by its notice of conversion given to Agent pursuant to Section ~~2.2(e)~~2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 10:00 a.m. on the day which is three (3) U.S. Government Securities Business Days prior to the last day of the then current Interest Period applicable to such Term SOFR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such Term SOFR Rate Loan to a Domestic Rate Loan subject to Section ~~2.2(e)~~2.2(e) below.

(e) Provided that no Default or Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding Term SOFR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Term SOFR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Term SOFR Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 10:00 a.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Term SOFR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable Term SOFR Rate Loan) with respect to a conversion from a Term SOFR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a Term SOFR Rate Loan, the duration of the first Interest Period therefor.

(f) At its option and upon written notice given prior to 10:00 a.m. at least three (3) Business Days prior to the date of such prepayment, any Borrower may, subject to Section ~~2.2(g)~~2.2(g) hereof, prepay the Term SOFR Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Term SOFR Rate Loans and the amount of such prepayment. In the event that any prepayment of a Term SOFR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section ~~2.2(g)~~2.2(g) hereof.

(g) Each Borrower shall indemnify Agent and the Lenders and hold Agent and the Lenders harmless from and against any and all losses or expenses that Agent and the Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Term SOFR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Term SOFR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or the Lenders to lenders of funds obtained by it in order to make or maintain its Term SOFR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(h) Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for the Lenders or any Lender (for purposes of this subsection ~~(h)~~(h), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any Term SOFR Rate Loans) to make or maintain its Term SOFR Rate Loans, the obligation of the Lenders (or such affected Lender) to make Term SOFR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Term SOFR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Term SOFR Rate Loans or convert such affected Term SOFR Rate Loans into loans of another type. If any such payment or conversion of any Term SOFR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Term SOFR Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lenders to Borrowing Agent shall be conclusive absent manifest error.

2.3 [Reserved].

2.4 Swing Loans.

(a) Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between the Lenders and Agent for administrative convenience, Agent, the Lenders and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Loans”) available to Borrowers as provided for in this Section ~~2.4~~2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the aggregate principal amount of Revolving Advances outstanding at any one time shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Borrowing Base. Borrowers may borrow (at the option and election of Swing Loan Lender), repay and reborrow (at the option and election of Swing Loan Lender) Swing Loans, and Swing Loan Lender may make Swing Loans as provided in this Section ~~2.4~~2.4 during the period between Settlement Dates. All Swing Loans shall be evidenced by a secured promissory note (the “Swing Loan Note”) substantially in the form attached hereto as Exhibit ~~2.4(a)~~2.4(a). Swing Loan Lender’s agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future

(b) Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section ~~2.2(a)~~2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of the last sentence of Section ~~2.2(a)~~2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in Section ~~8.2~~8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.

(c) Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require the Lenders to fund such participations by means of a Settlement as provided for in Section ~~2.6(d)~~2.6(d) below. From and after the date, if any, on which any Lender is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Lender shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section ~~2.23~~2.22) of the Maximum Undrawn Amount of all outstanding Letters of Credit.

2.5 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or the Lenders, shall be charged to Borrowers’ Account on Agent’s books. The proceeds of each Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections ~~2.2(a), 2.6(b) or 2.14~~2.2(a), 2.6(b) or 2.14 hereof shall, (i) with respect to requested Revolving Advances, to the extent the Lenders make such Revolving Advances in accordance with Section ~~2.2(a), 2.6(b) or 2.14~~2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section ~~2.4(b)~~2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at East West, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request. During the Term, Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

2.6 Making and Settlement of Advances.

(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of the Lenders (subject to any contrary terms of Section ~~2.23~~2.22). Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.

(b) Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance pursuant to Section ~~2.2(a)~~2.2(a) and, with respect to Revolving Advances, to the extent Swing Loan Lender elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section ~~2.4(a)~~2.4(a), Agent shall notify the Lenders of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among the Lenders of the requested Revolving Advance as determined by Agent in accordance with the terms hereof. Each Lender shall remit the principal amount of each Revolving Advance to Agent such that Agent is able to, and Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section ~~8.2~~8.2, fund such Revolving Advance to Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section ~~2.6(c)~~2.6(c) hereof.

(c) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section ~~2.6(b)~~2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans. If such Lender pays its share of the applicable Revolving Advance to Agent, then the amount so paid shall constitute such Lender’s Revolving Advance. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender that shall have failed to make such payment to Agent. A certificate of Agent submitted to any Lender or Borrower with respect to any amounts owing under this paragraph ~~(c)~~(c) shall be conclusive, in the absence of manifest error.

(d) Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) of all or any Swing Loans with the Lenders on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying the Lenders of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. on the date of such requested Settlement (the “Settlement Date”). Subject to any contrary provisions of Section ~~2.23~~2.22, each Lender shall transfer the amount of such Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than 5:00 p.m. on such Settlement Date if requested by Agent by 3:00 p.m., otherwise not later than 5:00 p.m. on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section ~~8.2~~8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans. If any such amount is not transferred to Agent by any Lender on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section ~~2.6(c)~~2.6(c).

(e) If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.7 Maximum Advances. The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Loan Cap less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Borrowing Base.

2.8 Manner and Repayment of Advances.

(a) The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances shall be applied, first to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section ~~2.23~~2.22).

(b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Agent may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit Borrowers’ Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of Obligations on its respective Application Date. Borrowers further agree that there is a monthly float charge payable to Agent for Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received during the prior month (including items of payment received by Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate with respect to Domestic Rate Loans for one (1) Business Day. All proceeds received by Agent shall be applied to the Obligations in accordance with Section ~~4.8(h)~~4.8(h).

(c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. on the due date therefor in Dollars in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section

~~2.2~~2.2 hereof.

(d) Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.

2.9 Repayment of Excess Advances. If at any time the aggregate balance of outstanding Revolving Advances, Swing Loans, and/or Advances taken as a whole exceeds the maximum amount of such type of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, such excess Advances shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.

2.10 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent or the Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, the Lenders and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between the Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within sixty (60) days after such statement is received by Borrowing Agent. The records of Agent with respect to Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.11 Letters of Credit.

(a) Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars (collectively, “Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the Loan Cap. The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. The Maximum Undrawn Amount of all outstanding Letters of Credit issued for the benefit of a single vendor shall not exceed $10,000,000. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section ~~3.2~~3.2 hereof).

(b) Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain Issuer from issuing any Letter of Credit, or any Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.

2.12 Issuance of Letters of Credit.

(a) Borrowing Agent, on behalf of any Borrower, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Agent at the Payment Office, prior to 10:00 a.m., at least five (5) Business Days prior to the proposed date of issuance, such Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent and Issuer; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section ~~8.2~~8.2 of this Agreement have not been satisfied or the commitments of the Lenders to make Revolving Advances hereunder have been terminated for any reason.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (ISP98 International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to the UCP.

(c) Agent shall use its reasonable efforts to notify the Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.13 Requirements For Issuance of Letters of Credit.

(a) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If East West is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(b) In connection with all trade Letters of Credit issued or caused to be issued by Issuer under this Agreement, each Borrower hereby appoints Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and is continuing: (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, and acceptances; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Issuer or Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Issuer’s, or in the name of Issuer’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent, Issuer nor their attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s, Issuer’s or their respective attorney’s willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

2.14 Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 12:00 Noon, on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer. In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 Noon, on the Drawing Date, Issuer will promptly notify Agent and each Lender thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and the Lenders shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section ~~8.2~~8.2 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section ~~2.14(c)~~2.14(c) immediately below. Any notice given by Issuer pursuant to this Section ~~2.14(b)~~2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Lender shall upon any notice pursuant to Section ~~2.14(b)~~2.14(b) make available to Issuer through Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section ~~2.23~~2.22) of the amount of the drawing, whereupon the Lenders shall (subject to Section ~~2.14(d)~~2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender so notified fails to make available to Agent, for the benefit of Issuer, the amount of such Lender’s Revolving Commitment Percentage of such amount by 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section ~~2.14(c)~~2.14(c), provided that such Lender shall not be obligated to pay interest as provided in Section ~~2.14(c)~~2.14(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent or Issuer of a drawing.

(d) With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section ~~2.14(b)~~2.14(b), because of Borrowers’ failure to satisfy the conditions set forth in Section ~~8.2~~8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each Lender’s payment to Agent pursuant to Section ~~2.14(c)~~2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section ~~2.14~~2.14.

(e) Each Lender’s Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.15 Repayment of Participation Advances.

(a) Upon (and only upon) receipt by Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Agent under the Letter of Credit with respect to which the Lenders have made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit, Agent will pay to each Lender, in the same funds as those received by Agent, the amount of such Lender’s Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that the other Lenders have funded any portion such Defaulting Lender’s Participation Advance in accordance with the provisions of Section ~~2.23~~2.22, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).

(b) If Issuer or Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuer or Agent pursuant to Section ~~2.15(a)~~2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Federal Funds Effective Rate.

2.16 Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.17 Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.18 Nature of Participation and Reimbursement Obligations. The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section ~~2.18~~2.18 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuer, Agent, any Borrower or any Lender, as the case may be, or any other Person for any reason whatsoever;

(ii) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section ~~2.14~~2.14;

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Borrower, Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer’s Affiliates has been notified thereof;

(vi) payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by Issuer or any of Issuer’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) the occurrence of any Material Adverse Effect;

(x) any breach of this Agreement or any Other Document by any party thereto;

(xi) the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(xii) the fact that a Default or an Event of Default shall have occurred and be continuing;

(xiii) the fact that the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.19 Liability for Acts and Omissions.

(a) As between Borrowers and Issuer, Swing Loan Lender, Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or Issuer’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b) Without limiting the generality of the foregoing, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(c) In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, Agent or any Lender.

~~2.20~~ 2.20 Renewal of Letters of Credit. Issuer shall reserve the right to issue a notice of non-renewal of any issued and outstanding Letter of Credit within ninety (90) days prior to the expiration date of such Letter of Credit. If Issuer does not issue any such notice of non-renewal, the Letter of Credit will be automatically renewed for up to ninety (90) days following the expiration date of such Letter of Credit.

2.20 ~~2.21~~ Mandatory Prepayments.

(a) Subject to Section ~~7.1 hereof~~7.1 hereof and any ABL/Revolver Intercreditor Agreement, when any Borrower sells or otherwise disposes of any Collateral other than (x) Inventory in the Ordinary Course of Business or (y) to another Borrower or Guarantor, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable direct costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section ~~3.2(b)~~3.2(b); provided, however, that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.

(b) ~~All~~Subject to any ABL/Revolver Intercreditor Agreement, all proceeds received by Borrowers, Guarantors or Agent (i) under any insurance policy on account of damage or destruction of any assets or property of any Borrowers or Guarantors, or (ii) as a result of any taking or condemnation of any assets or property shall be applied in accordance with Section ~~6.6~~6.6 hereof.

2.21 ~~2.22~~ Use of Proceeds.

(a) Borrowers shall apply the proceeds of Advances for general corporate purposes, including (i) for Permitted Acquisitions, and (ii) for working capital, equipment purchases and other capital expenditures, and other lawful corporate purposes.

(b) Without limiting the generality of Section ~~2.22(a)~~2.21(a) above, neither Borrowers, Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or a Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.

2.22 ~~2.23~~ Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section ~~2.23~~2.22 so long as such Lender is a Defaulting Lender.

(b) (i) except as otherwise expressly provided for in this Section ~~2.23~~2.22, Revolving Advances shall be made pro rata from the Lenders which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Lender (other than any Defaulting Lender) in accordance with its Revolving Commitment Percentage; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for a Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(ii) fees pursuant to Section ~~3.3~~3.3(b) hereof shall cease to accrue in favor of such Defaulting Lender.

(iii) if any Swing Loans are outstanding or any Letter of Credit Obligations (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:

(A) Defaulting Lender’s Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender plus such Lender’s reallocated Participation Commitment in the outstanding Swing Loans plus such Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section ~~3.2(b)~~3.2(b) for so long as such Obligations are outstanding;

(C) if Borrowers cash collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section ~~3.2(a)~~3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;

(D) if Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section ~~3.2(a)~~3.2(a) shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and

(E) if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section ~~3.2(a)~~3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and

(iv) so long as any Lender is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section ~~2.23(b)(~~2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders,” a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage.

(d) Other than as expressly set forth in this Section ~~2.23~~2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section ~~2.23~~2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event that Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto and the Participation Commitments of the Lenders (including such cured Defaulting Lender), the Swing Loans and the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender’s Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.

(f) If Swing Loan Lender or Issuer has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

2.23 ~~2.24~~ Payment of Obligations. Agent may charge to Borrowers’ Account as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections ~~16.5~~16.5 and ~~16.9~~16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections ~~4.2~~4.2 or ~~4.3~~4.3 hereof and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of the Control Account as provided for in Section ~~4.8(h)~~4.8(h), and (iii) any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections ~~3.3, 3.4, 4.4, 4.7, 6.4, 6.6, 6.7 and 6.8~~3.3, 3.4, 4.4, 4.7, 6.4, 6.6, 6.7 and 6.8 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Swing Loans made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement.

2.24 ~~2.25~~ Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement, in any Other Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any Other Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

2.25 [Reserved].

III. INTEREST AND FEES.

3.1 Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Term SOFR Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to Swing Loans, at Borrower’s election, either (a) a rate per annum equal to the sum of (i) Daily Simple SOFR, (ii) the Applicable Margin, and (iii) the SOFR Adjustment, or (b) the Revolving Interest Rate for Domestic Rate Loans. Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section ~~3.1~~3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section ~~10.7~~10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), (i) the Obligations other than Term SOFR Rate Loans shall bear interest at the Revolving Interest Rate for Domestic Rate Loans plus two percent (2%) per annum and (ii) Term SOFR Rate Loans shall bear interest at the Revolving Interest Rate for Term SOFR Rate Loans plus two percent (2%) per annum (as applicable, the “Default Rate”).

3.2 Letter of Credit Fees.

(a) Borrowers shall pay (x) to Agent, for the ratable benefit of the Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to (1) in the case of each outstanding standby Letter of Credit, the average daily amount available to be drawn under such Letter of Credit multiplied by the Applicable Margin for Revolving Advances consisting of Term SOFR Rate Loans and (2) in the case of each outstanding commercial Letter of Credit, the average daily amount available to be drawn under such Letter of Credit multiplied by the Applicable Margin for Revolving Advances consisting of Term SOFR Rate Loans less one-half percent (0.50%), such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable: (A) in the case of each standby Letter of Credit, quarterly in advance, on the date such Letter of Credit is issued and continuing on the first day of each quarter thereafter for so long as such Letter of Credit is outstanding; and (B) in the case of each commercial Letter of Credit, monthly in arrears, on the first day of each month and on the last day of the Term, and (y) to Issuer, a fronting fee of one eighth of one percent (0.125%) per annum times the average daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (all of the foregoing fees, the “Letter of Credit Fees”). In addition, Borrowers shall pay to Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer’s prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section ~~10.7~~10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section ~~3.2(a)~~3.2(a) shall be increased by an additional two percent (2.0%) per annum.

(b) At any time following the occurrence of an Event of Default, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section ~~10.7~~10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section ~~2.21)~~2.20), Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree (or, in the absence of such agreement, as Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section ~~3.2(b)~~3.2(b) as a non-interest bearing account and in such case Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrowers hereby assign, pledge and grant to Agent, for its benefit and the ratable benefit of Issuer, the Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such cash collateral to pay and satisfy such Obligations. In lieu of providing the cash collateral described above, Borrowers may replace any outstanding Letter of Credit (whereupon such outstanding Letter of Credit shall be cancelled) with a letter of credit issued by another issuer satisfactory to the beneficiary of such Letter of Credit.

3.3 Unused Facility Fee. Borrowers shall pay to Agent, for the ratable benefit of the Lenders based on their respective Revolving Commitment Percentages, an unused facility fee payable on the positive difference, if any, between (i) the Loan Cap and (ii) the sum of (A) the aggregate outstanding Revolving Advances (for the purpose of this computation, East West’s Swing Loans shall be deemed to be borrowed amounts only under its commitment to make Revolving Advances and not for any other Lender), (B) the aggregate outstanding Swing Loans and (C) the Maximum Undrawn Amount of all outstanding Letters of Credit. Such fee shall be payable at a rate equal to 0.20% per annum on the unused amount of the facility (the “Facility Fee”). The Facility Fee shall be payable to Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.

3.4 Fee Letter and Appraisal Fees.

(a) Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.

(b) All of the fees and out-of-pocket costs and expenses of any appraisals conducted pursuant to Section ~~4.7~~4.7 hereof shall be paid for when due, in full and without deduction, off-set or counterclaim by Borrowers.

3.5 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate for Domestic Rate Loans during such extension. For the purposes of ~~Newegg Canada~~each Canadian Loan Party and the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest with respect to any monetary obligation shall not apply to any interest calculation hereunder, (iii) the rates of interest with respect to any monetary obligation relating to such advances stipulated herein are intended to be nominal rates and not effective rates or yields and (iv) EACH BORROWER CONFIRMS THAT IT FULLY UNDERSTANDS AND IS ABLE TO CALCULATE THE RATE OF INTEREST APPLICABLE TO EACH OF THE ADVANCES BASED ON THE METHODOLOGY FOR CALCULATING PER ANNUM RATES PROVIDED FOR IN THIS AGREEMENT. EACH BORROWER, FOR AND ON BEHALF OF ITSELF AND ON BEHALF OF EACH GUARANTOR, HEREBY IRREVOCABLY AGREES NOT TO PLEAD OR ASSERT, WHETHER BY WAY OF DEFENSE OR OTHERWISE, IN ANY PROCEEDING RELATING TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO, THAT THE INTEREST PAYABLE UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT RELATED THERETO AND THE CALCULATION THEREOF HAS NOT BEEN ADEQUATELY DISCLOSED TO THE BORROWERS, THE GUARANTORS, OR ANY ONE OF THEM, WHETHER PURSUANT TO SECTION 4 OF THE INTEREST ACT (CANADA) OR ANY OTHER APPLICABLE LAW OR LEGAL PRINCIPLE.

3.6  Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. (which, for certainty, shall include the Criminal Code (Canada)). In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law:

(i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, the Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7 Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section ~~3.7~~3.7, the term “Lender” shall include Agent, Swing Loan Lender, any Issuer or any Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any Term SOFR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject Agent, Swing Loan Lender, any Lender or Issuer to any ~~tax~~Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Term SOFR Rate Loan, or change the basis of taxation of payments to Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section ~~3.10~~3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Agent, Swing Loan Lender, such Lender or the Issuer);

(b) impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on Agent, Swing Loan Lender, any Lender or Issuer any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay Agent, Swing Loan Lender, such Lender or Issuer, upon its demand, such additional amount as will compensate Agent, Swing Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be. Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

3.8 Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

(a) reasonable means do not exist for ascertaining the Term SOFR Rate applicable pursuant to Section ~~2.2~~2.2 hereof for any Interest Period; or

(b) the making, maintenance or funding of any Term SOFR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given, (i) any such requested Term SOFR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Term SOFR Rate Loan, (ii) any Domestic Rate Loan or Term SOFR Rate Loan which was to have been converted to an affected type of Term SOFR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Term SOFR Rate Loan, and (iii) any outstanding affected Term SOFR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Term SOFR Rate Loan, shall be converted into an unaffected type of Term SOFR Rate Loan, on the last Business Day of the then current Interest Period for such affected Term SOFR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected Term SOFR Rate Loan). Until such notice has been withdrawn, the Lenders shall have no obligation to make an affected type of Term SOFR Rate Loan or maintain outstanding affected Term SOFR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Term SOFR Rate Loan into an affected type of Term SOFR Rate Loan.

3.9 Capital Adequacy.

(a) In the event that Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section ~~3.9~~3.9, the term “Lender” shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent, Swing Loan Lender or any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender or any Lender’s capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent, Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s, Swing Loan Lender’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent, Swing Loan Lender or such Lender such additional amount or amounts as will compensate Agent, Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts, Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods. The protection of this Section ~~3.9~~3.9 shall be available to Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b) A certificate of Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent, Swing Loan Lender or such Lender with respect to Section ~~3.9(a)~~3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

3.10 Taxes.

(a) Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without ~~reduction~~deduction or withholding for any ~~Indemnified~~ Taxes ~~or Other Taxes~~; provided that if Borrowers shall be required by Applicable Law to deduct or withhold any Indemnified Taxes ~~(including any~~or Other Taxes~~)~~ from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional ~~sums~~amounts payable under this Section 3.10) Agent, Swing Loan Lender, each Lender, Issuer or any Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrowers shall make such deductions or withholdings and (iii) Borrowers shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with Applicable Law.

(b) Without limiting the provisions of Section ~~3.10(a)~~3.10(a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c) Each Borrower shall indemnify Agent, Swing Loan Lender, each Lender, Issuer and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.10) paid by Agent, Swing Loan Lender, such Lender, Issuer, or such Participant, as the case may be, and ~~any penalties, interest and~~ reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowers by any Lender, Swing Loan Lender~~, Participant,~~ or Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of Swing Loan Lender, a Lender or Issuer, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Body, Borrowing Agent shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding ~~tax~~Tax under the ~~law~~laws of the jurisdiction in which any Borrower is resident for ~~tax~~Tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to Borrowing Agent (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by Borrowing Agent or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding ~~tax~~Tax, Agent shall be entitled to withhold United States federal income ~~taxes~~Taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender, Issuer or assignee or participant of a Lender or Issuer for the amount of any ~~tax~~Tax it deducts and withholds in accordance with regulations under § 1441 of the Code. In addition, any Lender, if requested by Borrowing Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowing Agent or Agent as will enable Borrowing Agent or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender (or other Lender) shall deliver to Borrowing Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowing Agent or Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable:

(i) two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) two (2) duly completed valid originals of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iv) any other form prescribed by Applicable Law as a basis for claiming an exemption from or a reduction in United States Federal withholding ~~tax~~Tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers to determine the withholding or deduction required to be made, or

To the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is not a Foreign Lender.

(f) If a payment made to a Lender, Swing Loan Lender, Participant, Issuer~~,~~ or Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Participant, Issuer~~,~~ or Agent shall deliver to Agent (in the case of Swing Loan Lender, a Lender, Participant or Issuer) and Borrowers (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by Agent or any Borrower sufficient for Agent and Borrowers to comply with their obligations under FATCA and to determine that Swing Loan Lender, such Lender, Participant, Issuer, or Agent has complied with such applicable reporting requirements.

(g) If Agent, Swing Loan Lender, a Lender, a Participant or Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 3.10, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 3.10 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund); net of all out-of-pocket expenses of Agent, Swing Loan Lender, such Lender, Participant, or Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that Borrowers, upon the request of Agent, Swing Loan Lender, such Lender, Participant, or Issuer, agrees to repay the amount paid over to Borrowers pursuant to this Section 3.10(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to Agent, Swing Loan Lender, such Lender, Participant or Issuer in the event Agent, Swing Loan Lender, such Lender, Participant or Issuer is required to repay such refund to such Governmental Body. This Section 3.10(g) shall not be construed to require Agent, Swing Loan Lender, any Lender, Participant, or Issuer to make available its tax returns (or any other information relating to its ~~taxes~~Taxes that it deems confidential) to Borrowers or any other Person.

3.11 Benchmark Replacement.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Other Document (and any agreement governing Hedge Liabilities shall be deemed not to be an “Other Document” for the purposes of this Section ~~3.11(a)~~3.11(a), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of any Benchmark setting at or after 5:00 p.m. (Pacific time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.

(c) Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrowers and Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section ~~3.11(c)~~3.11(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any Other Document, except, in each case, as expressly required pursuant to this Section ~~3.11(c)~~3.11(c).

(d) Unavailability of Tenor of Term SOFR. Notwithstanding anything to the contrary herein or in any Other Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (i) Borrowers may revoke any request for a borrowing of, conversion to, or continuation of a Term SOFR Rate Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to an Alternate Base Rate Loan and (ii) any outstanding affected Term Rate SOFR Rate Loan will be deemed to have been converted to an Alternate Base Rate Loan at the end of the applicable Interest Period.

3.12  Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section ~~3.7~~3.7 or ~~3.9~~3.9 hereof, (b) is unable to make or maintain Term SOFR Rate Loans as a result of a condition described in Section ~~2.2(h)~~2.2(h) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by the Agent pursuant to Section ~~16.2(b)~~16.2(b) hereof, Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section ~~2.2(h)~~2.2(h) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Agent pursuant to Section ~~16.2(b)~~16.2(b) hereof, as the case may be, by notice in writing to the Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage, then such Affected Lender shall assign, in accordance with Section ~~16.3~~16.3 hereof, all of its Advances and its Revolving Commitment Percentage, and other rights and obligations under this Loan Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

IV.	COLLATERAL: GENERAL TERMS

4.1 Security Interest in the Collateral. To secure the prompt payment and performance to Agent, Issuer and each Lender (and each other holder of any Obligations) of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest (including, without limitation, in the case of any Borrower incorporated in the British Virgin Islands, the updating of its register of relevant charges maintained at its registered office in the British Virgin Islands pursuant to section 162 of the BVI Business Companies Act, and the filing of the relevant charge pursuant to section 163 of the BVI Business Companies Act on the Borrower’s Register of Registered Charges at the BVI Registrar of Corporate Affairs to reflect the details of the security interests granted by such Borrower under this Agreement and the Other Documents). Each Borrower shall provide Agent with written notice of all commercial tort claims promptly upon the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Borrower shall be deemed to thereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Each Borrower shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, and at Agent’s request shall take such actions as Agent may reasonably request for the perfection of Agent’s security interest therein.

4.2 Attachment/Perfection of Security Interest. The security interest created hereby is intended to attach, in respect of Collateral in which any Borrower has the right at the time this Agreement is signed by such Borrower and delivered to Agent and, in respect of Collateral in which any Borrower subsequently acquires rights at the time such Borrower subsequently acquires such rights. Each Borrower shall take all action that may be necessary or desirable, or that Agent may request in its Permitted Discretion, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral (including as set forth in any ABL/Revolver Intercreditor Agreement) or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, financing change statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code, PPSA or other Applicable Law. By its signature hereto, each Borrower hereby authorizes Agent to file against such Borrower, one or more financing, financing change, continuation, or variation of registered charge pursuant to the Uniform Commercial Code, PPSA or other Applicable Law, as applicable in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets other than intellectual property” and/or “all personal property other than intellectual property” of any Borrower). Each Borrower hereby acknowledges receipt of a signed copy of this Agreement and hereby waives the requirement to be provided a copy of any verification statement issued in respect of a financing statement or financing change statement registered under the PPSA in connection with this Agreement to perfect the security interest created herein. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid by Borrowers to Agent for its benefit and for the ratable benefit of the Lenders immediately upon demand.

4.3 Preservation of Collateral. Following the occurrence and during the continuation of an Event of Default, in addition to the rights and remedies set forth in Section ~~11.1~~11.1 hereof, Agent: (a) may at any time take such steps as Agent in its Permitted Discretion deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrowers’ owned or leased property. Each Borrower shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.4 Ownership and Location of Collateral.

(a) With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest (subject to any ABL/Revolver Intercreditor Agreement) in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever; (ii) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (iv) each Borrower’s equipment and Inventory shall be located as set forth on Schedule ~~4.4~~4.4 and shall not be removed from such location(s) without the prior written consent of Agent (it being understood that any such consent shall be deemed to automatically update such Schedule ~~4.4~~4.4 to include such additional location) except with respect to the sale of Inventory in the Ordinary Course of Business and equipment to the extent permitted in Section ~~7.1(b)~~7.1(b) hereof.

(b) (i) There is no location at which any Borrower has any Inventory (except for Inventory in transit) or other Collateral (other than equipment in transit or out for repair) other than those locations listed on Schedule ~~4.4(b)~~4.4(b)(i); (ii) Schedule ~~4.4(b)~~4.4(b)(ii) hereto contains a correct and complete list, as of the ~~Third~~Fourth Amendment Effective Date, of the legal names and addresses of each warehouse at which Inventory of any Borrower is stored; (iii) Schedule ~~4.4(b)~~4.4(b)(iii) hereto sets forth a correct and complete list as of the ~~Third~~Fourth Amendment Effective Date of (A) each place of business of each Borrower and (B) the chief executive officer of each Borrower; and (iv) Schedule ~~4.4(b)~~4.4(b)(iv) hereto sets forth a correct and complete list as of the ~~Third~~Fourth Amendment Effective Date of the location, by state/province/territory and street address, of all Real Property owned or leased by each Borrower, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

4.5 Defense of Agents’ and Lenders’ Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section ~~7.1(b)~~7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations in accordance with this Agreement, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best commercially reasonable manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and the Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code, PPSA or other Applicable Law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Borrower’s possession, they, and each of them, shall be held by such Borrower in trust as Agent’s trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.6 Inspection of Premises. Within ninety (90) days after the Closing Date and, additionally, from time to time thereafter, subject to the limitations set forth below, in each case at reasonable times, Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower’s business. Agent and its agents may enter upon any premises of any Borrower at any time during business hours and at any other reasonable time for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower’s business. All such inspections by Agent pursuant to this Section ~~4.6~~4.6 shall be at Borrowers’ expense. Notwithstanding the foregoing, except as provided below, Agent may conduct such inspections no more frequently than once each year. Agent may conduct such inspections as frequently as Agent may elect in its Permitted Discretion (i) if and for so long as Excess Availability is below 30% of the Loan Cap or (ii) following the occurrence and during the continuation of an Event of Default.

4.7 Appraisals. Within ninety (90) days after the Closing Date and, additionally, from time to time thereafter, subject to the limitations set forth below, Agent may, in its sole discretion, exercised in a commercially reasonable manner, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of Borrowers’ assets~~. Except as provided below,~~, including conducting a field exam. Agent may obtain ~~such~~personal property appraisals once a year (provided, that Agent may order additional inventory reports in its sole discretion) and a field exam once per year pursuant to this Section ~~4.7 no more than twice each year~~4.7 (provided, that Agent may order additional field exams in its sole discretion). Each appraisal commissioned by Agent pursuant to this Section ~~4.7~~4.7 shall be at Borrowers’ expense. Absent the occurrence and continuance of an Event of Default at such time, Agent shall consult with Borrowers as to the identity of any such firm. Agent may conduct such appraisals as frequently as Agent may elect in its Permitted Discretion following the occurrence and during the continuation of an Event of Default. For the avoidance of doubt, any appraisals, inventory reports or field exams conducted by, requested by or commissioned on behalf of the Agent and Lenders hereunder shall satisfy the personal property appraisal requirements of Section 4.7 of the 2025 Revolving Credit Agreement, and shall not be duplicative thereof.

4.8 Receivables; Deposit Accounts and Securities Accounts.

(a) Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale and to such Borrower’s knowledge at the time of sale shall be without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

(b) Each Customer with respect to a so-called “B2B” Receivable of over $25,000, to the actual knowledge without the duty to investigate of the Borrower that owns such Receivable, as of the date such Receivable is created, is and will be solvent and able to pay all Receivables on which such Customer is obligated in full when due or the applicable Borrower shall have set up on its books and in its financial records bad debt reserves adequate to cover all Receivables owed by such Customer.

(c) Each Borrower’s chief executive office is located as set forth on Schedule ~~4.4(b)~~4.4(b)(iii). Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d) Borrowers shall ensure that all remittances upon Receivables (whether paid by check or by wire transfer of funds or otherwise) are remitted to a deposit account maintained by a Borrower at East West, subject to Section 6.12, to a deposit account at another depository institution in which Agent has a perfected security interest, or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, upon the occurrence of a Cash Dominion Event, to the extent any Borrower directly receives any remittances upon Receivables, such Borrower shall, at such Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into the Control Account. Each Borrower shall deposit in the Control Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e) At any time Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Upon the occurrence and during the continuation of an Event of Default, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f) Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent’s designee as such Borrower’s attorney with power (i) at any time: (A) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Borrower’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Borrower at any post office box/lockbox maintained by Agent for Borrowers or at any other business premises of Agent; and (ii) at any time following the occurrence of a Default or an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Borrower’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(g) Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(h) Upon the occurrence of a Cash Dominion Event, all proceeds of Collateral shall be transferred from (i) the deposit account at East West or at such other depository institution in which such proceeds were first deposited in accordance with Section ~~4.8(d)~~4.8(d), to (ii) the deposit account maintained by Borrowers at East West with an account number having the last four numbers of 0041 (the “Control Account”). If requested by Required Lenders and required for perfection of the continuing security interest granted under this Agreement to Agent for its benefit and for the ratable benefit of each Lender, each applicable Borrower, Agent and East West, in its capacity as the depository bank, shall enter into a deposit account control agreement in form and substance satisfactory to Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over the Control Account. All funds deposited in the Control Account shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, the Lenders and all other holders of the Obligations. Agent shall apply all funds on deposit in the Control Account to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion, provided that, in the absence of any Event of Default, Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances.

(i) No Borrower will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Borrower.

(j) All deposit, money market and savings accounts (including the Control Account), securities accounts and investment accounts of each Borrower and its ~~domestic United States~~Domestic Subsidiaries as of the ~~Third~~Fourth Amendment Effective Date are set forth on Schedule ~~4.8(j)~~4.8(j). No Borrower shall open any new deposit account, securities account or investment account unless (i) Borrowers shall have given at least thirty (30) days prior written notice to Agent and (ii) subject to Section 6.12, if such account is to be maintained with a bank, depository institution or securities intermediary that is not East West, such bank, depository institution or securities intermediary, each applicable Borrower and Agent shall first have entered into an account control agreement in form and substance satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account, unless such account is (x) an Excluded Account, (y) an account for which all or substantially all of the deposits consist of amounts utilized to fund payroll, or (z) a deposit account domiciled in Canada, in which case such Canadian-domiciled deposit account shall be subject to a blocked account agreement among Agent, the applicable Borrower, and the depository institution at which such account is maintained, and Agent shall have a perfected first-priority security interest in such account under the PPSA.

4.9 Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, and any and all comparable laws in Canada or any province or territory thereof, as amended, and all rules, regulations and orders thereunder.

4.10 Maintenance of Equipment. The equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved. No Borrower shall use or operate the equipment in violation of any material law, statute, ordinance, code, rule or regulation.

4.11 Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except to the extent of Agent’s or such Lender’s gross negligence or willful misconduct. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assumes any of any Borrower’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

4.12  Financing Statements. Except as respects the financing statements filed by Agent, financing statements described on Schedule ~~1.2~~1.2 or as otherwise filed or registered by or at the request of the Agent after the ~~Third Amendment Effective~~Closing Date, and financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office or personal property security registry.

4.13 Intercreditor Agreement.

(a) Notwithstanding anything herein to the contrary, the Lien and security interests granted to Agent pursuant to this Agreement and the rights and obligations of each party hereunder and under any Other Documents shall at all times be subject to the provisions of any ABL/Revolver Intercreditor Agreement, if applicable. If there is a conflict between the terms of any ABL/Revolver Intercreditor Agreement and this Agreement, the terms of any such ABL/Revolver Intercreditor Agreement will control.

(b) At any time prior to the discharge of the 2025 Revolving Loan Facility and subject to the terms and conditions of any ABL/Revolver Intercreditor Agreement, to the extent any Loan Party is obligated under this Agreement or any Other Document to endorse, assign or deliver to Agent any Collateral which constitutes priority collateral of the 2025 Revolving Lenders (subject to the terms of any ABL/Revolver Intercreditor Agreement) that may be perfected by possession, such obligation shall be deemed satisfied by endorsement, assignment or delivery of such Collateral to the 2025 Revolving Agent as provided in any ABL/Revolver Intercreditor Agreement.

4.14 Releases. The Lenders and the Agent hereby agree as follows:

(a)   the Liens on any Collateral shall be promptly released by the Agent, at the written request and expense of the Borrowers, in the event of any of the following:

(i) upon Payment in Full;

(ii)  upon the sale, disposition, distribution or other transfer of such Collateral, as part of or in connection with any transaction permitted hereunder or under any Other Document, in each case subject to Section 7.1(b)(i)(b) or (iii) and to a Person that is not a Loan Party (it being agreed that such release shall be automatic, so long as Agent has received at least five (5) Business Days’ prior written notice of such transaction);

(iii) to the extent such asset or property becomes Excluded Property as a result of an occurrence not prohibited under this Agreement (provided it is understood that the Loan Parties party to this Agreement on the Fourth Amendment Effective Date shall remain Loan Parties unless the Agent shall agree otherwise it is sole discretion (and shall not be considered Excluded Subsidiaries for any purpose, shall not be released as Loan Parties and shall not be required to release Collateral) notwithstanding that any shall at a later date meet the criteria in the definition of Excluded Subsidiary in Section 1.1 hereof);

(iv) to the extent such Collateral is owned by a Borrower or a Guarantor, upon release of such Borrower or Guarantor from its obligations under this Agreement in accordance with the terms of the Other Documents, and subject to Section 7.1(b);

(v)  as approved by the Lenders (or the Required Lenders) in accordance with this Agreement; or

(vi)  upon the sale of Inventory in the Ordinary Course of Business (it being agreed that such release shall be automatic); and

(b) a Borrower or Guarantor (other than the Borrowing Agent) shall be released from its obligations under this Agreement and the Other Documents (i) upon the Payment in Full, (ii) in the case of any Subsidiary of any Borrower, if such Person ceases to be a Subsidiary, otherwise becomes an Excluded Subsidiary (other than an Immaterial Subsidiary and provided it is understood that the Loan Parties party to this Agreement on the Fourth Amendment Effective Date shall remain Loan Parties unless the Agent shall agree otherwise it is sole discretion (and shall not be considered Excluded Subsidiaries for any purpose, shall not be released as Loan Parties and shall not be required to release Collateral) notwithstanding that any shall at a later date meet the criteria in the definition of Excluded Subsidiary in Section 1.1 hereof), or is otherwise no longer required to be a Borrower or Guarantor as a result of a transaction or designation permitted hereunder, in each case in this clause (ii) so long as such Loan Party is not a Significant Borrower or Significant Guarantor, and subject to Section 7.1(b) in all respects;

(c)  the Agent shall be authorized to release or subordinate any Lien on any property (and execute and deliver any release documentation in form and substance acceptable to the Agent in its reasonable discretion required in connection therewith) granted to or held by the Agent under this Agreement or any Other Documents to the holder of any other Lien on such property that is permitted under clause (g) of the definition of Permitted Encumbrances; and

(d) Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to effect the releases and other transactions authorized by this Section 4.14. In each case as specified in this Section 4.14, the Agent will promptly (and each Lender irrevocably authorizes the Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request, in each case in form and substance reasonably acceptable to the Agent, to evidence the release permitted by this Section 4.14. Additionally, upon the request of the Borrowing Agent, the Agent will promptly return possessory Collateral held by it that is released from the security interests created hereby pursuant to this Section 4.14. In connection with any release set forth in this Section 4.14, the Borrowing Agent or the Borrowers shall have delivered to the Agent, if requested by the Agent, a certificate of the Chief Financial Officer of the Borrowing Agent certifying that any such transaction has been consummated in compliance with this Agreement and the Other Documents and that such release is permitted hereby.

V.	REPRESENTATIONS AND WARRANTIES.

Each ~~Borrower~~Loan Party represents and warrants as follows:

5.1  Authority. Each ~~Borrower~~Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each ~~Borrower~~Loan Party, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such ~~Borrower~~Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such ~~Borrower’s~~Loan Party’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such ~~Borrower’s~~Loan Party’s Organizational Documents or to the conduct of such ~~Borrower’s~~Loan Party’s business or of any Material Contract or undertaking to which such ~~Borrower~~Loan Party is a party or by which such ~~Borrower~~Loan Party is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule ~~5.1~~5.1 hereto, all of which will have been duly obtained, made or compiled prior to the ~~Third~~Fourth Amendment Effective Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such ~~Borrower~~Loan Party under the provisions of any agreement, instrument, or other document to which such ~~Borrower~~Loan Party is a party or by which it or its property is a party or by which it may be bound.

5.2 Formation and Qualification.

(a) Each ~~Borrower~~Loan Party is duly incorporated or formed, as applicable, and in good standing under the laws of its jurisdiction of incorporation or the country, state, province or territory ~~(or Canada in the case of any Borrower which is a “Canadian Corporation,” organized, amalgamated or continued under the Canada Business Corporations Act)~~ listed on Schedule ~~5.2(a)~~5.2(a) and is qualified to do business and is in good standing in the jurisdictions listed on Schedule ~~5.2(a)~~5.2(a) which constitute all states, provinces and territories in which qualification and good standing are necessary for such ~~Borrower~~Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such ~~Borrower~~Loan Party. Each ~~Borrower~~Loan Party has delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any amendment or changes thereto.

(b) As of the ~~Third~~Fourth Amendment Effective Date, ~~the only Subsidiaries of each Borrower are~~ listed on Schedule ~~5.2(b)~~5.2(b) are (i) all Subsidiaries of each Loan Party, (ii) all Significant Borrowers, (iii) all Significant Guarantors and (iv) all Immaterial Subsidiaries.

5.3 Survival of Representations and Warranties. All representations and warranties of each ~~Borrower~~Loan Party contained in this Agreement and the Other Documents to which it is a party shall be true at the time of such ~~Borrower’s~~Loan Party’s execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4  Tax Returns. Each ~~Borrower’s~~Loan Party’s federal tax identification number is set forth on Schedule ~~5.4~~5.4. Each ~~Borrower~~Loan Party has filed all federal, state, provincial, territorial and local tax returns and other reports each is required by law to file and has paid all ~~taxes~~Taxes, assessments, fees and other governmental charges that are due and payable, except where such failure to file or pay would not reasonably be expected to have a Material Adverse Effect. The provision for ~~taxes~~Taxes on the books of each ~~Borrower~~Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no ~~Borrower~~Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5 Financial Statements. The consolidated and consolidating balance sheets of Borrowers, and such other Persons described therein, as of December 31, 2023, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application to which such accountants concur and present fairly the financial position of Borrowers at such date and the results of their operations for such period. Since December 31, 2023 there has been no change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6  Entity Names. As of the ~~Third~~Fourth Amendment Effective Date, no ~~Borrower~~Loan Party has been known by any other company or corporate name, as applicable, in the five (5) years prior to the ~~Third~~Fourth Amendment Effective Date and does not sell Inventory under any other name except as set forth on Schedule ~~5.6~~5.6, nor has any ~~Borrower~~Loan Party been the surviving corporation or company, as applicable, of a merger, amalgamation or consolidation or acquired all or substantially all of the assets of any Person during the five (5) years prior to the ~~Third~~Fourth Amendment Effective Date.

5.7 O.S.H.A. Environmental Compliance; Flood Insurance.

(a) As of the ~~Third~~Fourth Amendment Effective Date, except as set forth on Schedule ~~5.7~~5.7 hereto, each ~~Borrower~~Loan Party is in compliance with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance with the Federal Occupational Safety and Health Act, and all federal, provincial, territorial or local laws applicable in Canada or any province or territory therein regarding health and occupational and safety and/or workplace safety and Environmental Laws and there are no outstanding citations, notices or orders of non-compliance issued to any ~~Borrower~~Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations, except in each such case where such non-compliance would not be reasonably expected to have a Material Adverse Effect.

(b) As of the ~~Third~~Fourth Amendment Effective Date, except as set forth on Schedule ~~5.7~~5.7 hereto, each ~~Borrower~~Loan Party has been issued all required federal, state, provincial, territorial and local licenses, certificates or permits (collectively, “Approvals”) relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect.

(c) As of the ~~Third~~Fourth Amendment Effective Date, except as set forth on Schedule ~~5.7~~5.7: (i) there have been no releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Materials at, upon, under or migrating from or onto any Real Property owned, leased or occupied by any ~~Borrower,~~Loan Party, except for those Releases which are in full compliance with Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) the Real Property has never been used by any ~~Borrower~~Loan Party to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any ~~Borrower~~Loan Party on any Real Property, excepting such quantities as are managed in accordance with all applicable manufacturer’s instructions and compliance with Environmental Laws and as are necessary for the operation of the commercial business of any ~~Borrower~~Loan Party or of its tenants.

5.8 Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance; Canadian Plans.

(a) (i) ~~Borrowers~~Loan Parties, taken as a whole, are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, (ii) as of the ~~Third~~Fourth Amendment Effective Date, the fair present saleable value of the assets of ~~Borrowers~~the Loan Parties, taken as a whole and calculated on a going concern basis, are in excess of the amount of their liabilities, and (iii) subsequent to the ~~Third~~Fourth Amendment Effective Date, the fair saleable value of the assets of ~~Borrowers~~the Loan Parties, taken as a whole (and calculated on a going concern basis) will be in excess of the amount of their liabilities.

(b) As of the ~~Third~~Fourth Amendment Effective Date, except as disclosed in Schedule ~~5.8(b)~~5.8(b)(i), no ~~Borrower~~Loan Party has any pending or threatened litigation, arbitration, actions or proceedings. No ~~Borrower~~Loan Party has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule ~~5.8(b)~~5.8(b)(ii) and (ii) Indebtedness otherwise permitted under Section ~~7.8~~7.8 hereof.

(c) No ~~Borrower~~Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any ~~Borrower~~Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws.

(d) As of the ~~Third~~Fourth Amendment Effective Date, no ~~Borrower~~Loan Party or any member of the Controlled Group maintains or is required to contribute to any Plan other than those listed on Schedule ~~5.8(d)~~5.8(d) hereto. (i) Each ~~Borrower~~Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue Code; (iii) neither any ~~Borrower~~Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any ~~Borrower~~Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any ~~Borrower~~Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither any ~~Borrower~~Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any ~~Borrower~~Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) no Termination Event has occurred or is reasonably expected to occur; (x) there exists no event described in Section 4043 of ERISA, for which the thirty (30) day notice period has not been waived; (xi) neither any ~~Borrower~~Loan Party nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (xii) neither any ~~Borrower~~Loan Party nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither any ~~Borrower~~Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

(e) As of the ~~Third~~Fourth Amendment Effective Date, none of the Canadian Loan Parties maintains or is required to contribute to any Canadian Plan other than those listed on Schedule ~~5.8(e)~~5.8(e) hereto. Each Canadian Plan has been maintained in compliance with its terms and with the requirements of Applicable Law and has been maintained, where required, in good standing with applicable Governmental Bodies as of the ~~Third~~Fourth Amendment Effective Date. None of the Canadian Loan Parties has incurred, or could reasonably be expected to incur, any obligation or liability in connection with the termination of or withdrawal from any Canadian Plan.

(f) None of the Canadian Plans is a Registered Pension Plan. All material obligations of each Canadian Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Plans, and the funding agreements therefor, have been performed and satisfied when required to be performed or satisfied. All contributions or premiums required to be made or paid by the Canadian Loan Parties to the Canadian Plans have been made on a timely basis in accordance with the terms of such Canadian Plans and requirements of Applicable Law. None of the Canadian Plans is a supplemental pension plan or other retirement plan providing benefits in excess of any retirement benefits provided under a Registered Pension Plan or any other Canadian Plan. None of the Canadian Plans is a Canadian Multi-Employer Pension Plan.

5.9 Patents, Trademarks, Copyrights and Licenses. All Intellectual Property owned or utilized by any ~~Borrower~~Loan Party: (i) is set forth on Schedule ~~5.9~~5.9; (ii) is valid and has been duly registered or filed with all appropriate Governmental Bodies; and (iii) constitutes all of the intellectual property rights which are necessary for the operation of its business. There is no objection to, pending challenge to the validity of, or proceeding by any Governmental Body to suspend, revoke, terminate or adversely modify, any such Intellectual Property and no ~~Borrower~~Loan Party is aware of any grounds for any challenge or proceedings, except as set forth in Schedule ~~5.9~~5.9 hereto. All Intellectual Property owned or held by any ~~Borrower~~Loan Party consists of original material or property developed by such ~~Borrower~~Loan Party or was lawfully acquired or licensed by such ~~Borrower~~Loan Party from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

5.10 Licenses and Permits. As of the ~~Third~~Fourth Amendment Effective Date, except as set forth in Schedule ~~5.10~~5.10, each ~~Borrower~~Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial, territorial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

5.11 Default of Indebtedness. No ~~Borrower~~Loan Party is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and, to the knowledge of such ~~Borrower~~Loan Party, no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12 No Default. No ~~Borrower~~Loan Party is in default in the payment or performance of any of its contractual obligations to an extent that could reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default has occurred.

5.13 No Burdensome Restrictions. No ~~Borrower~~Loan Party is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Each ~~Borrower~~Loan Party has heretofore delivered to Agent true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. No ~~Borrower~~Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14  No Labor Disputes. No ~~Borrower~~Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization (or application for certification) of any ~~Borrower’s~~Loan Party’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule ~~5.14~~5.14 hereto or as disclosed to the Agent after the ~~Third~~Fourth Amendment Effective Date to the extent such event would not reasonably be expected to result in a Material Adverse Effect. No Canadian Loan Party is a party or subject to or bound by any collective agreement; and none of the employees of any Canadian Loan Party are employees or receive benefits under any collective agreement.

5.15 Margin Regulations. No ~~Borrower~~Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16 Investment Company Act. No ~~Borrower~~Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17 Disclosure. No representation or warranty made by any ~~Borrower~~Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of fact or omits to state any fact (a) necessary to make the statements herein or therein not misleading or (b) which could reasonably be expected to have a Material Adverse Effect.

5.18 Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Agent on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. The Borrowing Agent, for itself and the other Borrowers, acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Other Documents.

5.19 Reserved.

5.20 Swaps. No ~~Borrower~~Loan Party is a party to, nor will it be a party to, any swap agreement whereby such ~~Borrower~~Loan Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.21 Business and Property of ~~Borrowers~~Loan Parties. Upon and after the Closing Date, ~~Borrowers~~the Loan Parties do not propose to engage in any business other than (a) the sale of computers, other electronic and consumer products (including the sale of computer hardware, software and peripherals, and consumer electronics), and other general merchandise, (b) providing services (including marketing and advertising) and engaging in activities necessary to conduct the foregoing, and (c) the providing third-party logistics services. On the ~~Third~~Fourth Amendment Effective Date, each ~~Borrower~~Loan Party will own all the property and possess all of the material rights and Consents necessary for the conduct of the business of such ~~Borrower~~Loan Party.

5.22 Ineligible Securities. ~~Borrowers~~Loan Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.

5.23 Federal Securities Laws. No ~~Borrower~~Loan Party nor any Subsidiary of any ~~Borrower~~Loan Party (i) except in the case of Newegg Commerce, is required to file periodic reports under the Exchange Act, (ii) except in the case of Newegg Commerce, has any securities registered under the Exchange Act or (iii) has filed a registration statement that has not yet become effective under the Securities Act.

5.24 Equity Interests. All of the authorized and outstanding Equity Interests of each ~~Borrower~~Loan Party, except for Newegg, are set forth on Schedule 5.24(a) and are wholly owned, directly or indirectly, by Newegg. All of the Equity Interests of each ~~Borrower~~Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders thereof in material compliance with, or under valid exemption from, all federal, state, provincial and territorial laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities (including, for certainty, Canadian Securities Laws to the extent applicable). Except for the rights and obligations set forth on Schedule ~~5.24~~5.24(b), there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any ~~Borrower~~Loan Party, except Newegg, or any of the shareholders of any ~~Borrower~~Loan Party, except Newegg, is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of ~~Borrowers~~the Loan Parties. Except as set forth on Schedule ~~5.24~~5.24(c), ~~Borrowers~~the Loan Parties, except Newegg, have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.25 Commercial Tort Claims. No ~~Borrower~~Loan Party has any commercial tort claims except as set forth on Schedule ~~5.25~~5.25 hereto.

5.26 Letter of Credit Rights. No ~~Borrower~~Loan Party has any letter of credit rights except as set forth on Schedule ~~5.26~~5.26 hereto.

5.27 Material Contracts. Schedule ~~5.27~~5.27 sets forth all Material Contracts of the ~~Borrowers~~Loan Parties as of the ~~Third~~Fourth Amendment Effective Date. All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

VI.	AFFIRMATIVE COVENANTS.

Each ~~Borrower~~Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

6.1 Compliance with Laws. Comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such ~~Borrower’s~~Loan Party’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard).

6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its material properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all material Intellectual Property and take all actions necessary to enforce and protect the validity of any material intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3 Books and Records. Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for ~~taxes~~Taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by ~~Borrowers~~the Loan Parties.

6.4 Payment of Taxes. Pay, when due, all ~~taxes~~Taxes, assessments and other Charges lawfully levied or assessed upon such ~~Borrower~~Loan Party or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any ~~tax~~Tax by any Governmental Body is or may be imposed on or as a result of any transaction between any ~~Borrower~~Loan Party and Agent or any Lender which Agent or such Lender may be required to withhold or pay or if any ~~taxes,~~Taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to ~~Borrowers~~the Loan Parties pay the ~~taxes~~Taxes, assessments or other Charges and each ~~Borrower~~Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section ~~6.4~~6.4 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until ~~Borrowers~~the Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to ~~Borrowers’~~any Loan Party’s credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

6.5 Financial Covenants.

~~(a) Excess Availability. Cause to be maintained at all times Excess Availability of not less than 10% of the Loan Cap.~~

(a) [Reserved].

(b) Fixed Charge Coverage Ratio. If average daily Excess Availability for any fiscal quarter of Borrowers is less than ~~20~~10% of the Loan Cap, cause to be maintained as of the end of each subsequent fiscal quarter of Borrowers, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.0, measured on a rolling four (4) quarter basis. If this covenant applies, it shall remain in effect for at least two (2) fiscal quarters and until average daily Excess Availability for two (2) consecutive fiscal quarters is at least ~~20~~10% of the Loan Cap. ~~If this covenant applies and for as long as it is in effect, Borrowing Agent shall provide Agent calculations, supported by bank statements, of Borrowers’ average daily Unrestricted Cash for the last fiscal quarter of the immediately preceding fiscal year to facilitate Agent’s determination of the Fixed Charge Coverage Ratio.~~

(c) Unrestricted Cash. Cause to be maintained at all times average weekly Unrestricted Cash of not less than $20,000,000.

(d) Maximum Combined Credit Facilities. Cause the total principal amount of the Combined Facilities to at no time exceed (i) $55,000,000 (April to September; low season) or (ii) $65,000,000 (October to March; high season.) As used here “Combined Facilities” means, at any time, the sum of (A) the aggregate Revolving Commitments under this Agreement and (B) the aggregate Revolving Commitments under the 2025 Revolving Credit Agreement.

6.6 Insurance.

(a) (i) Keep all its insurable properties and properties in which such ~~Borrower~~Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such ~~Borrower’s~~Loan Party’s (but in any event in an aggregate amount for all ~~Borrowers~~Loan Parties of not less than the total value of ~~Borrowers~~Loan Parties’ landed and in-transit inventory) including business interruption insurance; (ii) maintain a bond or insurance coverage in such amounts as is customary in the case of companies engaged in businesses similar to such ~~Borrower~~Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such ~~Borrower~~Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state, province, territory or jurisdiction in which such ~~Borrower~~Loan Party is engaged in business; (v) furnish Agent with (A) copies of all policies and evidence of the maintenance of such policies promptly upon the renewal thereof, which may be prior to or after the applicable expiration date, provided that there shall be no lapse in the coverage under such policies at any time, and (B) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (iii) above, and providing (I) that all proceeds thereunder shall be payable to Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent (or in the case of non-payment, at least ten (10) days prior written notice). In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable ~~Borrower~~Loan Party to make payment for such loss to Agent and not to such ~~Borrower~~Loan Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any ~~Borrower~~Loan Party and Agent jointly, Agent may endorse such ~~Borrower’s~~Loan Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.

(b) Each ~~Borrower~~Loan Party shall take all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

(c) Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in Sections ~~6.6(a)~~6.6(a)(i) and (iii) and ~~6.6(b)~~6.6(b) above. All loss recoveries received by Agent under any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand. If any ~~Borrower~~Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such ~~Borrower~~Loan Party, which payments shall be charged to Borrowers’ Account and constitute part of the obligations.

6.7 Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect.

6.8 Environmental Matters.

(a) Ensure that the Real Property are in compliance and remain in compliance in each case in all material respects with all Environmental Laws and it shall manage any and all Hazardous Materials on any Real Property in compliance in all material respects with Environmental Laws.

(b) Establish and maintain an environmental management and compliance system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic environmental compliance audits to be conducted by knowledgeable environmental professionals. All potential violations and violations of Environmental Laws shall be reviewed with legal counsel to determine any required reporting to applicable Governmental Bodies and any required corrective actions to address such potential violations or violations.

(c) Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any ~~Borrower~~Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any ~~Borrower~~Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of the Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by ~~Borrowers~~the Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any ~~Borrower~~Loan Party.

(d) Promptly upon the written request of Agent from time to time, Borrowers shall provide Agent, at Borrowers’ expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require ~~Borrowers~~the Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

6.9 Standards of Financial Statements. Cause all financial statements referred to in Sections ~~9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13~~9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable).

6.10 Federal Securities Laws. Except in the case of Newegg Commerce, promptly notify Agent in writing if any ~~Borrower~~Loan Party or any Subsidiary of any ~~Borrower~~Loan Party (i) is required to file periodic reports under the Exchange Act or any Canadian Securities Laws, (ii) registers any securities under the Exchange Act or (iii) files a registration statement under the Securities Act or any Canadian Securities Laws.

6.11 Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

6.12 Deposit Accounts. The total month-end balance all operating deposit accounts with East West, together with the total month-end balances in all other money market and savings accounts with East West, shall be no less than 50% of the total domestic month-end cash balances of Newegg Commerce and its Domestic Subsidiaries.

6.13 Government Receivables. Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code, the PPSA, the Financial Administration Act (Canada) and all other applicable federal, state, provincial, territorial or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any ~~Borrower~~Loan Party and the United States, Canada, any state, province or territory, or any department, agency or instrumentality of any of them.

6.14 Membership / Partnership Interests. Designate and shall cause all of their Domestic Subsidiaries to designate (a) their limited liability company membership interests or partnership interests as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and Section 8-103 of Article 8 of the Uniform Commercial Code, and (b) certificate such limited liability company membership interests and partnership interests, as applicable.

6.15 Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, each ~~Borrower~~Loan Party hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section ~~6.15~~6.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section ~~6.15~~6.15, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section ~~6.15~~6.15 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section ~~6.15~~6.15 constitute, and this Section ~~6.15~~6.15 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18(A)(v)(II) of the CEA.

6.16 Credit Card Processing Agreements. Within thirty (30) days after the Closing Date~~, Borrowers~~ (or within sixty (60) days after the Fourth Amendment Effective Date, with respect to new arrangements with any credit card processors since the Closing Date, or if later, concurrently with the entry into new arrangements with a credit card processor), the Loan Parties shall cause each credit card processor of any ~~Borrower~~Loan Party to enter into a satisfactory tri-party account control agreement or assignment of proceeds agreement, in the reasonable discretion of the Agent, with Borrowing Agent and Agent with respect to any accounts used for purposes of credit card processing.

6.17 Control Agreements. Within thirty (30) days after the Closing Date (or ~~if later,~~within sixty (60) days after the Fourth Amendment Effective Date, with respect to new material deposit accounts (except for (i) Excluded Accounts and (ii) accounts maintained with a bank, depository institution or securities intermediary that is not East West for which all or substantially all of the deposits consist of amounts utilized to fund payroll) opened since the Closing Date, or if later, concurrently with the acquisition or opening thereof), ~~Borrowers~~the Loan Parties shall cause each depository institution in the United States or Canada (other than East West) at which any ~~Borrower~~Loan Party maintains any material deposit account (except for (i) Excluded Accounts and (ii) accounts maintained with a bank, depository institution or securities intermediary that is not East West for which all or substantially all of the deposits consist of amounts utilized to fund payroll) to enter into a deposit account control agreement with Agent, each in form and substance satisfactory to Agent, with respect to such deposit account.

6.18 Lien Waiver Agreements. Within sixty (60) days after the Closing Date, Borrowers shall deliver to Agent Lien Waiver Agreements for all locations or places at which Inventory, Equipment and books and records are located or Agent shall have established a satisfactory reserve against the Borrowing Base for any such location or place for which Agent has not received a Lien Waiver Agreement;

6.19 Legal Opinions. Within fifteen (15) days after the Closing Date, Borrowers shall deliver to Agent one or more executed legal opinions of counsel to the Borrowers and Guarantors in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, and related agreements as Agent may reasonably require, and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders.

6.20 Canadian ~~Pension~~ Plan Compliance. Comply with the requirements of each Canadian ~~Pension~~ Plan and all Applicable Law relating to any Canadian Plan.

6.21 Know your Customer. Borrowing Agent, for itself and the other Borrowers, shall provide to Agent: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to Agent; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) promptly following any request therefor, ~~Borrowers~~the Loan Parties shall provide such other information and documentation as may reasonably be requested by Agent from time to time for purposes of compliance by the Lenders with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent and/or any Lender to comply therewith.

6.22 Stock Certificates. Within sixty (60) days after the Closing Date (or if later, the acquisition thereof), ~~Borrowers~~the Loan Parties shall deliver to Agent the original of each stock certificate pledged by ~~Borrowers to~~the Loan Parties to Agent as Collateral pursuant to this Agreement or any Other Document and, in respect of any stock certificates representing pledged shares of any Person organized under the laws of Canada or any province or territory of Canada, such stock certificates shall be endorsed in blank or delivered with an effective endorsement acceptable to the Agent.

6.23 Intellectual Property. Cause only Loan Parties to own or license the Intellectual Property that supports the Loan Parties’ business operations in the United States.

VII.	NEGATIVE COVENANTS.

No ~~Borrower~~Loan Party, shall, until satisfaction in full of the Obligations and termination of this Agreement, except with the prior written consent of the Lenders:

7.1 Merger, Consolidation, Acquisition and Sale of Assets.

(a) Enter into any merger, amalgamation, consolidation or other reorganization with or into any other Person or, except for (i) Permitted Investments to the extent permitted under Section 7.4, (ii) any merger, amalgamation, consolidation or other reorganization with respect to any ~~Borrower~~Loan Party that is not a Significant Borrower or a Significant Guarantor, and (iii) ~~except~~ pursuant to a Permitted Acquisition, acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with ~~or~~, merge with or amalgamate with it, ~~except~~and any Borrower may merge, amalgamate, consolidate or reorganize with another Borrower, Guarantor or Affiliate, or acquire the assets or Equity Interests of another Borrower, Guarantor or Affiliate, so long as such Borrower is the surviving entity and provides Agent with ten (10) days prior written notice of such merger, amalgamation, consolidation or reorganization and delivers all of the relevant documents evidencing such merger, amalgamation, consolidation or reorganization.

(b) Sell, lease, transfer or otherwise dispose of any of its material properties or assets, except (i) (a) the sale of Inventory in the Ordinary Course of Business and (b) the disposition or transfer of obsolete and worn-out equipment in the Ordinary Course of Business during any fiscal year having an aggregate fair market value of not more than $2,000,000 and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement equipment which is subject to Agent’s first priority security interest (subject to any ABL/Revolver Intercreditor Agreement) or (y) the proceeds of which are remitted to Agent to be applied pursuant to Section ~~2.21~~2.20, (ii) any other sales or dispositions expressly permitted by this Agreement, ~~and~~ (iii) the sale ~~or~~of all or any portion of the assets of a ~~Borrower~~Loan Party that is not a Significant Borrower. or a Significant Guarantor and (iv) dispositions to another Loan Party (provided that dispositions of Collateral located in the United States or Canada shall be to a Loan Party formed and located in the United States or Canada; provided, further that, any disposition that qualifies as an Investment permitted under Section 7.4(c) shall not be subject to the limitation in the previous proviso).

Notwithstanding any provision in this Agreement or any Other Document to the contrary, in no event shall the Gateway Real Property be sold, transferred or otherwise disposed of without the prior written consent of the Agent and Required Lenders.

7.2 Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances. For the avoidance of doubt, no ~~Borrower~~Loan Party thereof may create or suffer to exist any Lien on any portion of its Intellectual Property.

7.3 Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule ~~7.3~~7.3, (b) guarantees made in the Ordinary Course of Business up to an aggregate amount of $2,000,000, (c) guarantees by one or more ~~Borrower(s)~~Loan Parties of the Indebtedness or obligations of any other ~~Borrower(s) or Guarantor(s)~~Loan Parties to the extent such Indebtedness or obligations are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement and (d) the endorsement of checks in the Ordinary Course of Business.

7.4 Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than: (a) Permitted Investments; (b) investments in the Equity Interests of Persons that are not Borrowers or Guarantors in an aggregate amount during the term of this Agreement not to exceed $15,000,000; and (c) investments in the Equity Interests of Foreign Subsidiaries of ~~Borrowers~~any Loan Party in an aggregate amount in any fiscal year not to exceed $15,000,000, provided that: (i) if Borrower’s total investments in the Equity Interests of Foreign Subsidiaries of Borrowers for any fiscal year is less than $15,000,000, Borrowers may carry over the unused amount of such investments for such fiscal year into the next succeeding fiscal year and increase the permitted amount of investments for such immediately succeeding fiscal year by the amount equal to such unused investments; and (ii) (A) if at the time of any Investment under clause (b) or (c) above and after giving effect thereto Excess Availability is at least 20% of the Loan Cap and (ii) so long as Borrowers satisfy the Transaction Conditions, if Borrowers make investments of the type described in clause (b) or (c) above with Net Equity Proceeds, such investments shall not count toward the dollar limits set forth in such clauses to the extent they are made with Net Equity Proceeds.

7.5 Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate other than Permitted Loans.

7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year ~~of Borrowers~~ in an aggregate amount for all ~~Borrowers~~Loan Parties in excess of $15,000,000, provided that: (i) if ~~Borrowers~~Loan Parties’ total Capital Expenditures for any fiscal year are less than the foregoing limit, ~~Borrowers~~Loan Parties may carry over the unused amount of Capital Expenditures for such fiscal year into the next succeeding fiscal year and increase the permitted amount of Capital Expenditures for such immediately succeeding year by the amount equal to such unused Capital Expenditures; and (ii) so long as the Transaction Conditions are satisfied, if ~~Borrowers~~Loan Parties make Capital Expenditures with Net Equity Proceeds, such Capital Expenditures shall not count toward the foregoing annual dollar limit on Capital Expenditures to the extent they are made with Net Equity Proceeds.

7.7 [Reserved].

7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

7.9 Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions among Borrowers and Guarantors which are not expressly prohibited by the terms of this Agreement, (ii) payment by ~~Borrowers~~Loan Parties of dividends and distributions ~~permitted under Section 7.7 hereof~~, (iii) transactions disclosed to Agent in writing prior to the Fourth Amendment Effective Date, (iv) transactions that are similar to transactions that ~~Borrowers~~Loan Parties have heretofor, including prior to the ~~Third~~Fourth Amendment Effective Date, engaged in with such Affiliates, (v) transactions in the Ordinary Course of Business, ~~and~~ (vi) transactions which are on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate and (viii) transactions in connection with the dissolution of Immaterial Subsidiaries (so long as such transaction is also permitted under Section 7.1).

7.11 [Reserved].

7.12 Subsidiaries. Form any Subsidiary (other than an Excluded Subsidiary) unless such Subsidiary (i) is ~~not~~a Domestic Subsidiary or is a Foreign Subsidiary organized or formed in a Permitted Jurisdiction, (ii) at Agent’s discretion, (x) expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Notes, and under any other agreement between any Borrower and Lenders, or (y) becomes a Guarantor with respect to the Obligations and executes the Guarantor Security Agreement in favor of Agent, and (iii) with respect to such Subsidiary, Agent shall have received all documents, including without limitation, legal opinions and appraisals it may reasonably require to establish compliance with each of the foregoing conditions in connection therewith.; provided, however, that immediately upon any Subsidiary that previously met the criteria to be an Excluded Subsidiary no longer meeting such criteria, the Loan Parties shall cause such Subsidiary to join in this Agreement, at Agent’s discretion, as (x) a Borrower and to become jointly and severally liable for the obligations of Borrowers hereunder, under the Notes, and under any other agreement between any Borrower and Lenders, or (y) a Guarantor with respect to the Obligations and to execute a Guarantor Security Agreement in favor of Agent, and to deliver to the Agent such other agreements, instruments, approvals, opinions or other documents as the Agent may reasonably request with respect thereto.

7.13 Fiscal Year and Accounting Changes. Change its fiscal year from December 31st or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.14 Pledge of Credit. Pledge Agent’s or any Lender’s credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such ~~Borrower’s~~Loan Party’s business operations as conducted on the Closing Date.

7.15 Amendment of Organizational Documents. (i) Change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or in the case of any Canadian Loan Party (x) change its chief executive office location or (y) have any tangible personal property located in any province or territory in Canada in which tangible personal property of such Canadian Loan Party was not located or disclosed in Schedule ~~4.4~~4.4 or (iv) otherwise amend, modify or waive any term or material provision of its Organizational Documents unless required by law, in any such case without (x) giving at least thirty (30) days prior written notice of such intended change to Agent, (y) having received from Agent confirmation that Agent has taken all steps necessary for Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such ~~Borrower~~Loan Party and in the Equity Interests of such ~~Borrower~~Loan Party and (z) in any case under clause (iv), having received the prior written consent of Agent and Required Lenders to such amendment, modification or waiver.

7.16 Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan ~~(including, for certainty, any Foreign Plan)~~, other than those Plans disclosed on Schedule ~~5.8(d)~~5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction,” as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (iii) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Agent of the occurrence of any Termination Event, (vi) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan, or (viii) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section ~~5.8(d)~~5.8(d) to cease to be true and correct.

7.17 Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders) described in clauses (a), (b), (c), (f), (g), (h), (i), (j) or (l) of the definition of Indebtedness contained in Section 1.1 hereof (“Specified Indebtedness”), or repurchase, redeem, retire or otherwise acquire any Specified Indebtedness of any ~~Borrower~~Loan Party; provided that prepayments of the Indebtedness under the 2025 Revolving Credit Agreement shall be permitted.

7.18 Double Negative Pledge on IP. Except pursuant to this Agreement ~~and~~, the Other Documents, ~~no Borrower~~and the 2025 Revolving Credit Agreement, no Loan Party shall enter into any agreement, document or instrument that limits the ability of any Borrower or Guarantor to create, incur or suffer to exist any Lien on its Intellectual Property other than in favor of Agent.

7.19 Registered Pension Plan with Defined Benefit provision. Maintain, contribute, sponsor, or have any liability with respect to any Canadian Multi-Employer Pension Plan or Registered Pension Plan having a Defined Benefit provision or acquire an interest in any Person if such Person sponsors, maintains, contributes to or has any liability under any Canadian Multi-Employer Pension Plan or Registered Pension Plan having a Defined Benefit provision, in each case, without the prior written consent of the Required Lenders.

VIII.	CONDITIONS PRECEDENT.

8.1 Conditions to Initial Advances. The agreement of the Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a) This Agreement. Agent shall have received this Agreement duly executed and delivered by an authorized officer of each Borrower, each Lender and Agent;

(b) Notes. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

(c) Other Documents. Agent shall have received each of the executed Other Documents;

(d) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit ~~8.1(d)~~8.1(d).

(e) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer, Treasurer or other responsible officer of Borrowing Agent on behalf of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, and (ii) on such date no Default or Event of Default has occurred or is continuing;

(f) Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

(g) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code or PPSA financing statement) and, in the case of any Borrower incorporated in the British Virgin Islands, the updating of its register of mortgages and charges maintained at its registered office in the British Virgin Islands, and the filing of a register of charge on the Borrower’s Register of Registered Charges at the BVI Registry of Corporate Affairs to reflect the details of the security interests granted by such Borrower under this Agreement and the Other Documents) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(h) Legal Opinions. Agent shall have received, in form and substance reasonably satisfactory to Agent, one or more executed legal opinions of counsel to the Loan Parties which shall cover such matters as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinion or opinions to Agent and Lenders;

(i) Secretary’s Certificates, Authorizing Resolutions and Good Standings of Borrowers. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Borrower in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Borrower is a party (including authorization of the incurrence of indebtedness, borrowing of Revolving Advances, Swing Loans, and requesting of Letters of Credit on a joint and several basis with all Borrowers as provided for herein), and (y) the granting by such Borrower of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of Borrowers (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Borrower authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Borrower in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Borrower’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official or Governmental Body of each such jurisdiction~~;~~, and (v) in the case of any Borrower incorporated in the British Virgin Islands, a registered agent’s certificate attaching certified copies of its registers of directors, members and charges to be dated not more than 21 days prior to the Closing Date;

(j) Secretary’s Certificates, Authorizing Resolutions and Good Standings of Guarantors. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Guarantor in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of each Guarantor authorizing (x) the execution, delivery and performance of such Guarantor’s Guaranty and each Other ~~Loan~~ Document to which such Guarantor is a party and (y) the granting by such Guarantor of the security interests in and liens upon the Collateral to secure its obligations under its Guaranty (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Guarantor authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Guarantor as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Guarantor in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Guarantor’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official or Governmental Body of each such jurisdiction;

(k) [Reserved].;

(l) No Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(m) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Agent, of the Receivables, Inventory, General Intangibles, and equipment of each Borrower and all books and records in connection therewith;

(n) Background Searches. Agent shall have completed background searches on such members of Borrowing Agent’s management team as Agent shall require, the results of which shall be satisfactory to Agent in its Permitted Discretion.

(o) Fees. Agent shall have received all fees payable to Agent and the Lenders on or prior to the Closing Date hereunder, including pursuant to Article ~~III~~III hereof and the Fee Letter;

(p) Reserved.;

(q) Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Borrowers’ insurance broker containing such information regarding Borrowers’ casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by Borrowers’ insurer naming Agent as lenders loss payee and mortgagee, as applicable;

(r) Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(s) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral as Agent and its counsel shall deem necessary;

(t) No Adverse Material Change. Since December 31, 2020, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect;

(u) Contract Review. Agent shall have received and reviewed all Material Contracts of Borrowers including leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

(v) Compliance with Laws. Agent shall be reasonably satisfied that each Borrower is in material compliance with all pertinent federal, state, provincial, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and in full compliance with the Anti-Terrorism Laws;

(w) Certificate of Beneficial Ownership. Agent shall have received, in form and substance acceptable to Agent, an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(x) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to Agent and its counsel.

8.2 Conditions to Each Advance. The agreement of the Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

(c) Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement; and

(d) Neither Agent nor any of the Lenders shall have received any order or demand in respect to Newegg Canada under Section 224(1) of the ~~Income Tax Act (Canada)~~ITA or any replacement for such section of such legislation.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.	INFORMATION AS TO BORROWERS.

Each Borrower shall, or (except with respect to Section ~~9.11~~9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1 Disclosure of Material Matters. Immediately upon learning thereof, report to Agent (a) all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Borrower’s reclamation or repossession of, or (b) the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor, which in each case of (a) or (b) above would be reasonably expected to have a Material Adverse Effect.

9.2 Schedules; Additional Reporting. Deliver to Agent on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable agings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports and (d) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement), provided that if average daily Excess Availability for any fiscal quarter is less than 20% of the Loan Cap, Borrowing Agent at all times thereafter shall deliver Borrowing Base Certificates to Agent bi-weekly, within 7 days after period end. In addition, each Borrower will deliver to Agent: (A) weekly, no later than the third (3rd) Business Day of each week, a cash balance report in a form satisfactory to Agent, (B) immediate notice if the aggregate amount of Eligible Cash is less than the aggregate amount of Eligible Cash reported on the most recent Borrowing Base Certificate delivered by Borrowing Agent to Agent; and (C) at such intervals as Agent may require in its Permitted Discretion: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require in its Permitted Discretion, including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent in its Permitted Discretion and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.

9.3 Environmental Reports.

(a) Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections ~~9.7~~9.7 and ~~9.8~~9.8, with a certificate signed by the President of Borrowing Agent stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all applicable Environmental Laws. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

(b) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower’s interest therein or the operations or the business (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any Governmental Body, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(c) Borrowing Agent shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Borrower to manage of Hazardous Materials and shall continue to forward copies of correspondence between any Borrower and the Governmental Body regarding such claims to Agent until the claim is settled. Borrowing Agent shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge or Environmental Complaint at the Real Property, operations or business that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Collateral.

9.4 Litigation. Promptly notify Agent in writing of (a) any claim, litigation, suit or administrative proceeding affecting any Borrower or any Guarantor, whether or not the claim is covered by insurance, and (b) of any litigation, suit or administrative proceeding, which in any such case affects the Collateral, which in each case of (a) or (b) could reasonably be expected to have a Material Adverse Effect.

9.5 Material Occurrences. Immediately notify Agent in writing upon the occurrence of: (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower or any Guarantor, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

9.6 Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between any Borrower and the United States or any state thereof, or Canada or any province or territory thereof, and in each such case, any department, agency or instrumentality of any of them.

9.7 Annual Financial Statements. Furnish Agent, as applicable, (a) within one hundred fifty (150) days after the end of each fiscal year of Borrowers or (b) no later than the deadline for the delivery thereof imposed by the SEC, financial statements of Borrowers on a consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the “Accountants”). In addition, the reports shall be accompanied by a Compliance Certificate, which shall contain or have appended thereto calculations which set forth Borrowers’ compliance with the requirements imposed by Sections ~~6.5~~6.5 and ~~7.11~~7.11 hereof.

9.8 Quarterly Financial Statements. Furnish Agent, as applicable, (a) within thirty (30) days after the end of each fiscal quarter or (b) no later than the deadline for the delivery thereof imposed by the SEC, (i) an unaudited balance sheet of Borrowers on a consolidated and consolidating basis ~~and~~, (ii) an updated list of all deposit accounts that qualify as Excluded Accounts under clause (e) thereof, the corresponding balance of such account as of the last day of the applicable fiscal quarter, and, if requested by the Agent, bank account statements for all such deposit accounts, and (iii) unaudited statements of income and stockholders’ equity and cash flow of Borrower on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrowers’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports shall be accompanied by a Compliance Certificate.

9.9 ~~Compliance with~~ Canadian ~~Pension Plans; Employee Benefit Plans~~Plan Notices .~~(i) Fail~~Furnish Agent with immediate written notice in the event that any Canadian Loan Party or any Covered Entity (i) fails to make full payment when due of all amounts which, under the provisions of any Canadian Plans and requirements of Applicable Law, any of the Canadian Loan Parties is required to pay as contributions thereto; or (ii) ~~create or become~~creates or becomes obligated under any Registered Pension Plan~~; (iii) contribute to or assume an obligation to contribute to any Multi-Employer Pension Plan, (iv) acquire an interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to any Registered Pension Plan having a Defined Benefit provision.~~.

9.10 [Reserved].

9.11 Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Borrowers including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower’s opening of any new office or place of business or any Borrower’s closing of any existing office or place of business, and (c) promptly upon any Borrower’s learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

9.12 Projected Operating Budget. Furnish Agent, no later than forty-five (45) days after the beginning of each Borrower’s fiscal years commencing with fiscal year 2022, a month by month projected operating budget and cash flow of Borrowers on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been approved by the board of directors (or other applicable government body of such Borrower) and prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13 Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section ~~9.7~~9.7 and at least the consolidated quarterly financial statements referred to in Section ~~9.8~~9.8, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section ~~9.12~~9.12 and a discussion and analysis by management with respect to such variances.

9.14 Notice of Suits, Adverse Events. Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower or any Guarantor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower or any Guarantor.

9.15 ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.

9.16 Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

9.17 Updates to Certain Schedules. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedules ~~4.4~~4.4 (Locations of equipment and Inventory), 5.9 (Intellectual Property), ~~5.24~~5.24 (Equity Interests), ~~5.25~~5.25 (Commercial Tort Claims), and ~~5.26~~5.26 (Letter-of-Credit Rights); provided, that absent the occurrence and continuance of any Event of Default, Borrowers shall only be required to provide such updates on a monthly basis in connection with delivery of a Compliance Certificate with respect to the applicable month. Any such updated Schedules delivered by Borrowers to Agent in accordance with this Section ~~9.17~~9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.

9.18 Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent copies of any of such Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent any information such accountants may have concerning such Borrower’s financial status and business operations. Each Borrower hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, notwithstanding anything in the foregoing to the contrary, Agent will attempt to obtain such information or materials directly from such Borrower, and provide such Borrower a reasonable time to provide such information, prior to obtaining such information or materials from such accountants or Governmental Bodies.

X.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1 Nonpayment. Failure by any Borrower to pay when due (a) any principal or interest on the Obligations (including without limitation pursuant to Section ~~2.9~~2.9), or (b) any other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment.

10.2 Breach of Representation. Any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

10.3 Financial Information. Failure by any Borrower to (i) furnish financial information when due or promptly when requested (provided that any failure by Borrowers to deliver the weekly cash reports required by Section ~~9.2~~9.2 shall not constitute an Event of Default unless Borrowers fail to deliver such reports for two (2) consecutive weeks) or (ii) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof;

10.4 Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment (a) against any material portion of any Borrower’s Inventory or Receivables or (b) against a material portion of any Borrower’s other property which is not stayed or lifted within thirty (30) days;

10.5 Noncompliance. Except as otherwise provided for in Sections ~~10.1~~10.1 and ~~10.3~~10.3, (i) failure or neglect of any Borrower or any Guarantor to perform, keep or observe any negative covenant contained in Article ~~VII~~VII or any term, provision, condition or covenant contained in Section ~~9.1, 9.3~~9.1, 9.3 or ~~9.5~~9.5, (ii) failure or neglect of any Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Section ~~9.2~~9.2, provided that on no more than three (3) occasions in any year during the Term of this Agreement, Borrowers may cure a breach of Section ~~9.2~~9.2 within ten (10) days after its occurrence (such grace period to be applicable only in the event that such failure or neglect can be remedied by corrective action), or (iii) failure or neglect of any Borrower to perform, keep or observe any other term, provision, condition or covenant, contained in this Agreement or any Other Document, which failure or neglect is not cured within thirty (30) days after any officer of any Borrower or Guarantor becomes aware of the occurrence thereof (such grace period to be applicable only in the event that such failure or neglect can be remedied by corrective action);

10.6 Judgments. Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any Borrower or any Guarantor for an aggregate amount in excess of $1,000,000 or against all Borrowers or Guarantors for an aggregate amount in excess of $2,500,000 and (b) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Borrower or any Guarantor to enforce any such judgment, (ii) such judgment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of any Borrower or any Guarantor shall be senior to any Liens in favor of Agent on such assets or properties;

10.7 Bankruptcy. Any Borrower, any Guarantor, or any Subsidiary ~~or Affiliate~~ of any Borrower, except, for the avoidance of doubt, (x) any Lianluo Entity and (y) any Chang Entity that does not have any outstanding Indebtedness to any Lender, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, interim receiver, receiver and manager, custodian, trustee, liquidator or similar fiduciary or administrator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any federal, state or ~~federal~~provincial bankruptcy or receivership laws (including, without limitation, any Canadian Bankruptcy Law) (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors (including any Canadian Bankruptcy Law), (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws (including any Canadian Bankruptcy Law), or (viii) take any action for the purpose of effecting any of the foregoing;

10.8 Material Adverse Effect. The occurrence of any event or development which could reasonably be expected to have a Material Adverse Effect;

10.9 Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to (i) Permitted Encumbrances that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables or Inventory and (ii) in the case of the Real Property Collateral, the priorities set forth in any ABL/Revolver Intercreditor Agreement);

10.10 [Reserved];

10.11 Cross Default. ~~Either~~Any of (x) any specified “event of default” under any Indebtedness (other than the Obligations and the obligations under the 2025 Revolving Credit Agreement) of any Borrower with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $1,000,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Borrower to accelerate such Indebtedness (and/or the obligations of Borrower thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) ~~or~~, (y) a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect, or (z) any default or Event of Default (as defined in the 2025 Revolving Credit Agreement) under the 2025 Revolving Credit Agreement shall occur and is continuing;

10.12 [Reserved].

10.13 Change of Control. Any Change of Control shall occur;

10.14 Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so claim in writing to Agent or any Lender or any Borrower challenges the validity of or its liability under this Agreement or any Other Document;

10.15 Seizures. Any (a) portion of the Collateral shall be seized, subject to garnishment or taken by a Governmental Body, or any Borrower or any Guarantor, or (b) the title and rights of any Borrower or any Guarantor which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the opinion of Agent, in its Permitted Discretion, upon final determination, result in impairment or loss of the Collateral provided by this Agreement or the Other Documents;

10.16 Operations. The operations of any Borrower’s or any Guarantor’s manufacturing facility are interrupted (other than in connection with any regularly scheduled shutdown for employee vacations and/or maintenance in the Ordinary Course of Business) at any time for more than ten (10) consecutive Business Days, unless such Borrower or Guarantor shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower or Guarantor shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days;

10.17 Pension Plans. An event or condition specified in Sections ~~7.16 or 9.15~~7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or the occurrence of any Termination Event, or any Borrower’s failure to immediately report a Termination Event in accordance with Section ~~9.15~~9.15 hereof.

10.18 Reportable Compliance Event. The occurrence of any Reportable Compliance Event, or any Borrower’s failure to immediately report a Reportable Compliance Event in accordance with Section ~~16.18~~16.18 hereof.

XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1 Rights and Remedies.

(a) Upon the occurrence of: (i) an Event of Default pursuant to Section ~~10.7~~10.7 (other than Section ~~10.7~~10.7(vii)), all Obligations shall be immediately due and payable and this Agreement and the obligation of the Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter, at the direction of Required Lenders (or without direction of Required Lenders if necessary for Agent to pursue pre-judgment or provisional remedies) all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of the Lenders to make Advances; and (iii) without limiting Section ~~8.2~~8.2 hereof, any Default under Section ~~10.7~~10.7(vii) hereof, the obligation of the Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence of any Event of Default, at the direction of Required Lenders (or without direction of the Required Lenders if necessary for Agent to pursue pre-judgment or provisional remedies), Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code or PPSA, as applicable, and at law or equity generally, including the right to foreclose the security interests granted herein, the exercise of power of sale and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Borrower’s premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Borrower’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section ~~11.5~~11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrowers shall remain liable to Agent and the Lenders therefor.

(b) To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section ~~11.1(b)~~11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section ~~11.1(b)~~11.1(b). Without limitation upon the foregoing, nothing contained in this Section ~~11.1(b)~~11.1(b) shall be construed to grant any rights to any Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section ~~11.1(b)~~11.1(b).

(c) Agent may (i) appoint, remove or reappoint by instrument in writing, any Person or Person, whether an office or officer or an employee or employees of any such Borrower or not, to be interim receiver, receiver or receivers (hereinafter called a “Receiver” which term when used herein shall include a receiver and manager) of such Collateral (including an interest, income or profits therefrom), or (ii) commence proceedings in any court of competent jurisdiction for the appointment of a Receiver of any or all of the Borrowers or of any or all of the Collateral of any or all of the Borrowers. Any such Receiver shall to the extent permitted by applicable law, be deemed the agent of such Borrower and not of Agent, and Agent shall not be in any way responsible for any misconduct or negligence on the part of any such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing it, any such Receiver shall (i) have such powers as have been granted to Agent under this Section ~~11.1~~11.1 and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by Agent under this Section ~~11.1~~11.1. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out their appointment shall be received in trust for and be paid over to Agent and any surplus shall be applied in accordance with applicable law. Every such Receiver may, in the discretion of Agent be vested with, in addition to the rights set out herein, all or any of the rights and powers of Agent described in the PPSA, the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or the Bankruptcy and Insolvency Act (Canada). The Agent may remove any Receiver appointed by it and appoint another in its place, and may determine the reasonable remuneration of any Receiver, which may be paid from the proceeds of the Collateral.

11.2 Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against Borrowers or each other.

11.3 Setoff. Subject to Section ~~14.13~~14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower’s property held by Agent or such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.

11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, but subject to the terms of any ABL/Revolver Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities), or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to the Lenders pursuant to the terms of this Agreement or any Other Document;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest (other than interest in respect of Swing Loans paid pursuant to clause FOURTH above);

SEVENTH, to the payment of the outstanding principal amount of the Obligations (other than principal in respect of Swing Loans paid pursuant to clause FIFTH above) arising under this Agreement (including Cash Management Liabilities and Hedge Liabilities and the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section ~~3.2(b)~~3.2(b) hereof) or any Other Document.

EIGHTH, to all other Obligations arising under this Agreement or any Other Document which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “SEVENTH” above;

NINTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “EIGHTH”; and

TENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses “SIXTH,” “SEVENTH,” “EIGHTH” and “NINTH” above; and (iii) notwithstanding anything to the contrary in this Section ~~11.5~~11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section ~~11.5~~11.5; and (iv) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent as cash collateral for the Letters of Credit pursuant to Section ~~3.2(b)~~3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SEVENTH,” “EIGHTH” and “NINTH” above in the manner provided in this Section ~~11.5~~11.5.

XII.	WAIVERS AND JUDICIAL PROCEEDINGS.

12.1 Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2 Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.	EFFECTIVE DATE AND TERMINATION.

13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until August 27, 2026 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days prior written notice to Agent upon payment in full of the Obligations, provided that if Borrowers terminate this Agreement prior to the first anniversary of the Third Amendment Effective Date, Borrowers shall also pay to Agent, for the ratable benefit of the Lenders, on the termination date an early termination fee equal to 0.50% of the then applicable Maximum Revolving Advance Amount.

13.2 Termination. The termination of the Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and the Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or each Borrower has furnished Agent and the Lenders with an indemnification satisfactory to Agent and the Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code or PPSA, as applicable, to demand the filing of termination statements or discharges with respect to the Collateral, and Agent shall not be required to send such termination statements or discharges to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

XIV.	REGARDING AGENT.

14.1 Appointment. Each Lender hereby designates East West to act as administrative agent and as collateral agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections ~~2.8(b), 3.3~~2.8(b), 3.3(a), ~~3.4~~3.4 and the Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of the Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.2 Nature of Duties. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Agent shall exercise such care on behalf of the Lenders as Agent would exercise for similar loans in its own portfolio, provided that neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers and the duties of Agent as respects the Collateral shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

14.3 Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor. Except for notices, reports and other documents expressly required to be furnished by Agent to the Lenders, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof and any third party reports, appraisals, audits or examinations prepared in connection with the credit provided herein. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Borrower, or the existence of any Event of Default or any Default.

14.4 Resignation of Agent; Successor Agent. Agent may resign on sixty (60) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor to Agent reasonably satisfactory to Borrowers (provided that no such approval by Borrowers shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any successor Agent shall succeed to the rights, powers and duties of Agent and to Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including the Pledge Agreement and all account control agreements). The term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as such Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of a new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from the former Agent to such new Agent and/or for the perfection of any Liens in the Collateral as held by such new Agent or it is otherwise not then possible for a new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, the former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of the new Agent until such time as the new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that the resigning Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent’s resignation as Agent, the provisions of this Article ~~XIV~~XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section ~~16.5~~16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event a resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article ~~XIV~~XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section ~~16.5~~16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.5 Certain Rights of Agent. If Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, the Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

14.6 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.7 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

14.8 Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.9 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, includes Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.10 Delivery of Documents. To the extent Agent receives financial statements required under Sections ~~9.7, 9.8, 9.9, 9.12 and 9.13~~9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.11 Borrowers’ Undertaking to Agent. Without prejudice to their respective obligations to the Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement, the Fee Letter or any Other Document to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.

14.12 No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Borrowers, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

14.13 ERISA.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrowers, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Revolving Advances or the Revolving Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Advances, its Revolving Commitment and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Advances, its Revolving Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Advances, its Revolving Commitment and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Advances, its Revolving Commitment and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrowers, that:

(i) neither Agent nor any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any ~~Loan~~Other Document or any documents related to hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Advances, its Revolving Commitment and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Advances, its Revolving Commitment and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Advances, its Revolving Commitment and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Revolving Advances, its Revolving Commitment and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid directly to Agent or any its Affiliates for investment advice (as opposed to other services) in connection with the Revolving Advances, the Revolving Commitments or this Agreement.

(c) Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Revolving Advances, the Revolving Commitments and this Agreement, (ii) may recognize a gain if it extended the Revolving Advances or the Revolving Commitments for an amount less than the amount being paid for an interest in the Revolving Advances or the Revolving Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the ~~Loan~~Other Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

14.14 Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

~~14.15~~ 14.15 Erroneous Payments.

(a) .

~~(a)~~ Each Lender hereby agrees that (i) if Agent notifies such Lender that Agent has determined in its sole discretion that any funds received by such Lender from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of Agent to any Lender under this subsection ~~(a)~~(a) shall be conclusive, absent manifest error.

(b) Without limiting subsection ~~(a)~~(a) above, each Lender hereby further agrees that if it receives an Erroneous Payment from Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Lender further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify Agent of such occurrence and, upon demand from Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

XV.	BORROWING AGENCY.

15.1 Borrowing Agency Provisions.

(a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section ~~15.1~~15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

15.2 Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI.	MISCELLANEOUS.

16.1 Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section ~~16.6~~16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at any Agent’s option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower’s Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

16.2 Entire Understanding.

(a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) Required Lenders, Agent with the consent in writing of Required Lenders, and Borrowers may, subject to the provisions of this Section ~~16.2(b)~~16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i) increase the Revolving Commitment Percentage, or the maximum dollar amount of the Revolving Commitment Amount of any Lender without the consent of such Lender directly affected thereby;

(ii) whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section ~~3.1~~3.1 or of default rates of Letter of Credit fees under Section ~~3.2~~3.2 (unless imposed by Agent));

(iii) increase the Maximum Revolving Advance Amount without the consent of all Lenders;

(iv) alter the definition of the term Required Lenders or alter, amend or modify this Section ~~16.2(b)~~16.2(b) without the consent of all Lenders;

(v) alter, amend or modify the provisions of Section ~~11.5~~11.5 without the consent of all Lenders;

(vi) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $250,000 without the consent of all Lenders;

(vii) change the rights and duties of Agent without the consent of all Lenders and Agent;

(viii) subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Borrowing Base for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Borrowing Base without the consent of all Lenders without the consent of all Lenders;

(ix) increase the Advance Rates above the Advance Rates in effect on the ~~Third~~Fourth Amendment Effective Date without the consent of all Lenders; or

(x) release any Guarantor (other than as permitted under this Agreement) or Borrower without the consent of all Lenders.

(c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, the Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and the Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d) In the event that Agent requests the consent of a Lender pursuant to this Section ~~16.2~~16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

(e) Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section ~~8.2~~8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed an amount equal to the sum of (A) the Borrowing Base minus (B) the amount of minimum Excess Availability required by Section ~~6.5(a)~~6.5(a) hereof at such time (such sum, the “Overadvance Threshold Amount”) by up to ten percent (10%) of the Overadvance Threshold Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”). If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor any Lender shall be deemed thereby to have changed the limits of Section ~~2.1(a)~~2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Overadvance Threshold Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables” or “Eligible Inventory,” as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Overadvance Threshold Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section ~~16.2(e)~~16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

(f) In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section ~~16.2~~16.2, Agent is hereby authorized by Borrowers and the Lenders, at any time in Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section ~~8.2~~8.2 hereof have not been satisfied or the commitments of the Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances to Borrowers on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (any such discretionary Revolving Advances pursuant to this Section ~~16.2(f)~~16.2(f), a “Protective Advance”). Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section ~~16.2(f)~~16.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

16.3 Successors and Assigns; Participations.

(a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that (i) Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Borrower’s prior written consent, and (ii) in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.

(c) Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances, its participation interest in Letters of Credit, and under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances and participate in Letters of Credit hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage, as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing; provided, however, that the consent of Borrowers, which shall be provided by Borrowing Agent on behalf of all Borrowers (such consent not to be unreasonably withheld or delayed), shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee; provided further that Borrowers, shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to Agent within five (5) Business Days after having received prior notice thereof.

(d) Any Lender, with the consent of Agent, which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Borrower hereby consents to the addition of such Purchasing CLO. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e) Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f) Each Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Borrower.

(g) Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.4 Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5 Indemnity. Each Borrower shall defend, protect, indemnify, pay and save harmless Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel (including allocated costs of internal counsel)) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) any Borrower’s or any Guarantor’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of Agent, Issuer or any Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Borrower, any Affiliate or Subsidiary of any Borrowers, or any Guarantor, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such Claim or Claims (x) result from the gross negligence or willful misconduct of such Indemnified Party, or (y) result from a claim brought by a Borrower against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations under this Agreement or any Other Document. Without limiting the generality of any of the foregoing, each Borrower shall defend, protect, indemnify, pay and save harmless each Indemnified Party from any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder. ~~Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent and the Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Agent, the Lenders or Borrowers on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Agent and the Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the Indemnified Parties harmless from and against all liability in connection therewith.~~

16.6 Notice. Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section ~~16.6~~16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Borrowers are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section ~~16.6~~16.6) in accordance with this Section ~~16.6~~16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section ~~16.6~~16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section ~~16.6~~16.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e) In the case of electronic transmission, when actually received;

(f) In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section ~~16.6~~16.6; and

(g) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

~~(A)~~ (A) If to Agent or East West at:

East West Bank

2350 Mission College Boulevard, Suite 988

Santa Clara, CA 95054

Attention: Linda Lee

Telephone: (408) 330-2060

Facsimile: (408) 588-9684

E-mail: ~~linda.lee@eastwestbank.com~~linda.lee@eastwestbank.com with a copy to (which shall not constitute notice):

~~Blank Rome~~Katten Muchin Rosenman LLP

~~2029 Century Park East, 6th Floor~~

2121 Avenue of the Stars, Suite 1100

Los Angeles, ~~California~~CA 90067

Attention: ~~Anthony R. Callobre~~Jan Cate, Esq.

Telephone: (~~424~~213) ~~239-3871~~443-9007

E-mail: ~~acallobre@blankrome.com~~jan.cate@katten.com

~~(B)~~ (B) If to a Lender other than Agent, as specified on the signature pages hereof

~~(C)~~ (C) If to Borrowing Agent or any Borrower:

Newegg Inc.

17560 Rowland Street

City of Industry, California 91748

Attention: Christina Ching

Telephone: (626) 271-9700

E-mail: Christina.S.Ching@newegg.com

with a copy to:

Gibson Dunn & Crutcher LLC

3161 Michelson Drive

Irvine, CA 92612-4412

Attention: David C. Lee, Esq.

Telephone: (949) 451-3842

Facsimile: (949) 475-4742

E-mail: dlee@gibsondunn.com

16.7 Survival. The obligations of Borrowers under Sections ~~2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 and 16.9~~2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 and 16.9 and the obligations of the Lenders under Sections ~~2.2, 2.15(b), 2.16, 2.18, 2.19, 14.8 and 16.5~~2.2, 2.15(b), 2.16, 2.18, 2.19, 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9 Expenses. Borrowers shall pay (i) all out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by Agent, any Lender or Issuer (including the fees, charges and disbursements of any counsel for Agent, any Lender or Issuer), and shall pay all fees and time charges for attorneys who may be employees of Agent, any Lender or Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of Agent’s regular employees and agents engaged periodically to perform audits of any Borrower’s or any Borrower’s Affiliate’s or Subsidiary’s books, records and business properties.

16.10 Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11 Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower, or any Guarantor (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

16.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15 Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, provided that such prospective Transferee is bound by a confidentiality or non-disclosure agreement no less restrictive than as set forth in this Section ~~16.15~~16.15, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section ~~16.15~~16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Borrower or any of any Borrower’s affiliates, the provisions of this Agreement shall supersede such agreements.

16.16 Publicity. Each Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and the Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

16.17 Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b) Each Lender that is subject to the USA PATRIOT Act and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the names and addresses of Borrowers and other information that will allow such Lender or Agent, as applicable, to identify Borrowers in accordance with the USA PATRIOT Act. Borrowers shall, promptly following a request by either Agent or any Lender, provide all documentation and other information that Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money-laundering rules and regulations, including the USA PATRIOT Act.

16.18 Anti-Money Laundering/International Trade Law Compliance. Each Borrower represents and warrants to Agent, as of the date of this Agreement, the date of each Advance, the date of any renewal, extension or modification of this Agreement, and at all times until this Agreement has been terminated and all Obligations have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person or another Person on their behalf; or (iii) does or facilitates business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the Advances will not be used to fund directly or indirectly any operations in, finance any investments, dealings or activities in, or, make any payments directly or, to their knowledge, indirectly to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Obligations are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States or Canada, including but not limited to any Anti-Terrorism Laws. Borrowers covenant and agree that they shall immediately notify Agent in writing upon the occurrence of a Reportable Compliance Event. The representations and covenants given in this Section 16.18 shall not apply in respect of a Covered Entity that is registered or incorporated under the laws of Canada or of a province or territory thereof insofar as the giving of or compliance with any such representation, warranty or covenant would result in a contravention of, or conflict with, or require that a notification be made under, the Foreign Extraterritorial Measures (United States) Order, 1992 (Canada), any future orders issued under the Foreign Extraterritorial Measures Act (Canada) or any other applicable blocking or anti-boycott law, and this Section shall be limited and interpreted accordingly.

16.19 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first mentioned currency with such other currency at Agent’s principal office on the Business Day preceding the date on which final judgment is given. Each Borrower hereby agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent against, and to pay Agent on demand, Dollars in the amount equal to any difference between the sum originally due to Agent in Dollars and the amount of Dollars so purchased and transferred.

16.20 Intercreditor Agreement. EACH LENDER HEREUNDER (A) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF ANY ABL/REVOLVER INTERCREDITOR AGREEMENT AND (B) AUTHORIZES AND INSTRUCTS THE AGENT TO ENTER INTO ANY ABL/REVOLVER INTERCREDITOR AGREEMENT AS AGENT AND ON BEHALF OF SUCH LENDER.

[Signature Pages Intentionally Omitted]

139